As filed with the Securities and Exchange Commission on February 16, 2000
                                            SEC Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       ULTIMATE SPORTS ENTERTAINMENT, INC.
                 (Name of small business issuer in its charter)

DELAWARE                        2741                       95-0262961
(State or other         (Primary Standard Industrial       (I.R.S. Employer
jurisdiction of         Classification Number)             Identification No.)
incorporation or
organization)

           2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CA 90403
                            Telephone (310) 829-9590
          (Address and Telephone Number of Principal Executive Offices)

           2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CA 90403
                    (Address of Principal Place of Business)

       FREDERICK R. LICHT, PRESIDENT, ULTIMATE SPORTS ENTERTAINMENT, INC.
           2444 WILSHIRE BOULEVARD, SUITE 414, SANTA MONICA, CA 90403
                            Telephone (310) 829-9590
            (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:

                                  Ronald N. Vance, Esq.
                                  57 West 200 South
                                  Suite 310
                                  Salt Lake City, UT 84101
                                  (801) 359-9300
                                  (801) 359-9310 - FAX

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
Title of Each                                        Proposed          Proposed
Class of                                             Maximum           Maximum
Securities                 Amount                    Offering          Aggregate        Amount of
to be                      to be                     Price             Offering         Registration
Registered                 Registered                Per Unit(1)       Price(1)         Fee
-----------------------------------------------------------------------------------------------------
Common                     3,500,000                 $0.75             $2,625,000       $693
Stock, $.001
par value

Common                     420,000(2)                $0.75             $315,000         $84
Stock, $.001
par value
                  TOTAL                                                                 $777
-----------------------------------------------------------------------------------------------------

         (1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457. This amount is based upon the average of the bid and asked prices ($0.75) of the common stock of the Registrant as of February 10, 2000.

         (2) These shares are being registered for resale by certain selling shareholders.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

                 SUBJECT TO COMPLETION, DATED FEBRUARY 16, 2000

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

         We estimate that the range of the maximum offering price will be between $1.00 and $3.00, and the maximum number of shares offered will be between 1,500,000 and 3,500,000.

                       ULTIMATE SPORTS ENTERTAINMENT, INC.

                         _______ Shares of Common Stock
                                $______ Per Share

         This offering of our shares is not underwritten. The offering is to be made through our officers and directors, without remuneration to them. The minimum number of shares a person must purchase is 1,000 shares. An indeterminate number of the shares may be sold through broker/dealers who are members of the National Association of Securities Dealers, Inc., and who will be paid a 10% commission on sales they make.

         We are escrowing proceeds from sales of the shares at Santa Monica Bank, Santa Monica, California, until the sale of the minimum number of shares is achieved. If the minimum amount of proceeds is not received prior to ninety days from the date of this prospectus, which period may be extended for an additional thirty days, at our option, all escrowed funds will be returned to subscribers without interest or deduction. This offering will end no later than nine months from the date of this prospectus, but may be terminated sooner in our sole discretion.

                                                 Per Share      Total Amount
                                                 ---------      ------------
The Offering:  Minimum: ____ shares              $              $
               Maximum: ____ shares              $              $
               Less Selling Commissions
                        Minimum                  $              $
                        Maximum                  $              $
               Proceeds to us
                        Minimum                  $              $
                        Maximum                  $              $

         Concurrently with this offering, we are registering for resale 420,000 shares to be offered by selling security holders.

         THIS OFFERING IS HIGHLY SPECULATIVE AND INVOLVES SPECIAL RISKS CONCERNING THE COMPANY AND ITS BUSINESS. SEE "RISK FACTORS" BEGINNING ON PAGE 8.

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         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

                                 ________, 2000

                                TABLE OF CONTENTS

                                                                                           Page
Prospectus Summary
Risk Factors
Forward Looking Statements
Use of Proceeds
Dilution
Management's Discussion and Analysis of Financial Condition and Results of Operation
Business
Management
Certain Transactions
Market Information
Principal Shareholders
Selling Shareholders
Description of Securities
Dividend Policy
Plan of Distribution
Shares Eligible For Future Sale
Legal Matters
Experts
Financial Statements

                               PROSPECTUS SUMMARY

OUR COMPANY

         We create and publish comic books depicting professional athletes as super action heroes. Our principal executive offices are located at 2444 Wilshire Boulevard, Suite 414, Santa Monica, CA 90403, and our telephone number at these offices is (310) 829-9590.

THE OFFERING

Securities offered                                   _________ shares
Shares outstanding at February 10, 2000              7,470,000 shares
Shares outstanding after the offering                _________ shares

Total public price                                   $
Selling Commissions
         Maximum Offering                            $
         Minimum Offering                            $

Estimated offering expenses                          $65,000
Net proceeds
         Maximum Offering                            $
         Minimum Offering                            $

         We intend to use the net offering proceeds to:

         -        Repay existing debt;

         -        Pay license fees;

         -        Expand our sales, marketing, and advertising efforts; and

         -        Cover publishing costs and provide working capital.

         The following summary financial information has been derived from our consolidated financial statements which appear later in this prospectus and should be read in conjunction with those consolidated financial statements and related notes.

                                                 For the nine
                                                 months ended                 For the years
                                                 October 31,                  ended January 31
                                             1999           1998            1999             1998
                                             ----           ----            ----             ----
Consolidated Statement of
Operations Data:

Net sales                                 $   8,225       $  14,246       $  15,871       $  34,021
Gross profit (loss)                          (8,322)         (9,599)        (30,672)         (1,613)
Operating loss                             (770,386)       (155,287)       (286,802)        (90,991)
Net loss                                   (770,386)       (155,287)       (286,802)        (90,991)
Loss per share                                 (.16)           (.08)           (.29)           (.09)

Consolidated Balance Sheet Data:

Cash and cash equivalents                 $ 383,631                            $-0-
Working capital                            (357,573)                       (465,899)
Total assets                                681,016                         130,692
Total stockholders' equity (deficit)       (247,312)                       (393,155)

                                  RISK FACTORS

OUR LICENSE AGREEMENTS DO NOT GRANT US EXCLUSIVE RIGHTS TO PUBLISH OUR COMIC BOOKS, WHICH MEANS THAT OTHERS COULD ENTER THE MARKET AND COMPETE WITH US.

         Our existing and any future license agreements with the leagues or players' associations are key to any success of our business. However, these licenses are not exclusive, which means the leagues or the players' associations could grant similar or more favorable license agreements to others. If this were to happen in the future, we could be competing with others for the same market share. The only exclusive contracts which we currently hold are with Karl Malone and Chris Webber. While we are not aware of any other companies seeking to obtain the rights from the leagues and associations to publish comic books, as public exposure to our comic books increases, it is possible that other existing or new comic book publishers may attempt to enter this field which would significantly increase our competition and could decrease sales. Such a decrease in potential sales could be significant since we believe the niche market which we fill may be limited in number to those whose interests are both in the professional athletes and comic books. We are not certain that the market would be large enough to support additional publishers.

WE RELY EXCLUSIVELY UPON THE RELATIONSHIP OF OUR PRESIDENT, FREDERICK R. LICHT, WITH THE PLAYERS, LEAGUES, AND ASSOCIATIONS TO NEGOTIATE THE CONTRACTS FOR THE RIGHTS TO PUBLISH THE COMIC BOOKS AND THE ANCILLARY RIGHTS WE PROPOSE TO EXPLOIT IN THE FUTURE

         We rely solely upon the relationship of our president with the representatives of the leagues and associations, and with the players themselves, to obtain the various rights necessary to conduct our business. If we were to lose the services of Mr. Licht there would be a significant question whether we could continue in our current business. We intend to obtain key man insurance in the amount of $1,000,000 on Mr. Licht. We also intend to include in his employment contract provisions which will prohibit him from competing with us should he terminate his existing employment and leave the company.

EACH OF THE LICENSE AGREEMENTS IS FOR A RELATIVELY SHORT DURATION AND THERE IS NO ASSURANCE THAT ANY OF THE AGREEMENTS WILL BE RENEWED.

         Our business requires the acquisition of licensing rights from the sports leagues and associations, and, in some cases, the professional athletes themselves. We have a number of licenses which expire over the next few years. Generally, the agreements do not provide for automatic renewals or extensions. In addition, our right to market the comic books will expire when the particular license agreement terminates. The following table sets forth each particular license agreement which we currently hold and its expiration date:

         LICENSE AGREEMENT                                     EXPIRATION DATE
         -----------------                                     ---------------
         Karl Malone                                           November 1, 2000
         Chris Webber                                          March 1, 2000
         Major League Baseball Players Association             December 31, 2000
         Major League Baseball Properties, Inc.                November 30, 2000
         Major League Baseball Players Alumni Association      July 9, 2001
         National Hockey League Players' Association           June 30, 2001

         We will attempt to renew each license before it expires, but we have not been given any assurances from the licensors that they will renew the agreements. There is no assurance that if we are able to renew the license agreements, that they will be renewed under the same terms as we currently have under our present agreements. If we are not able to renew the license agreements, or if the terms are not sufficient to continue business, we may not be able to continue to operate.

THE TWO ONE-YEAR EXTENSIONS OF OUR LICENSE AGREEMENT WITH THE MAJOR LEAGUE BASEBALL PLAYERS ASSOCIATION MAY NOT HAVE BEEN EFFECTIVE.

         The Major League Baseball Players Association agreement is a one year license which ended December 31, 1998, but which had options to extend the initial term for two additional years, namely 1999 and 2000. But the extensions are conditioned on several factors, including written notice to players association of the intention to extend the license. This notice must be given no earlier than 120 days and not later than 90 days prior to the termination of the initial or extension period. We did not make the required written notices for the extensions within these periods. Also, the agreement provides that any attempted extension is "void" and "of no effect" if any of the following events occur:

         -        If we have breached the agreement;

         - If net sales during the license period are not sufficient to generate actual royalty payments at least equal to the minimum royalty payment; and

         -        If we fail to make timely royalty payments.

         We did not met all of these conditions. First of all, the agreement requires that during the period ended December 31, 1998, we must have produced and marketed three different comic books, each featuring a minimum of four different players. This did not occur. Second, sales during the initial period were not sufficient to meet the minimum royalty payment.

         The players association accepted the 1999 minimum royalty payments and continues to work with us in the development and publication of comic books. We are attempting to clarify the validity of the extensions, but there is no assurance that we can accomplish this. If the extensions are invalid, and the players association does not agree to an extension, we may not be able to continue to publish comic books using Major League Baseball Association players. The inability to do so could mean that we would not be able to continue our business, since three of our existing comic books, and many of our future comic books, are based upon this license.

THE LEAGUES AND PLAYERS' ASSOCIATIONS HAVE THE RIGHT TO APPROVE THE STORIES, ART WORK, AND DESIGN OF THE COMIC BOOKS. CHANGES REQUIRED BY SUCH REVIEWS COULD BE COSTLY TO US.

         Under our existing license agreements, the leagues, players' associations, and, in some cases, the players themselves, are granted the right to review and approve of the comic books. We have experienced occasions in the past where we have had to revise comic books at various stages of development to meet this obligation or to maintain good relations with the licensors. In each instance it has increased our cost of producing the particular comic book. As we produce more comic books in the future and work with the representatives of the leagues, associations, and players on a more regular basis, we believe we can minimize such revisions. We submit each stage of the development of the comic books to the representatives for their approval. In some instances changes are requested and made. In one instance the approvals of a representative were overridden by a superior in the league which caused us to rework much of the development of the particular comic book. While we may not have been legally obligated to make the changes, we made them primarily to maintain the good will with the league. We will continue to attempt to minimize these problems in the future, but there is no assurance that we can totally eliminate the costs of reworking story lines, likenesses, or other aspects of the comic books during the development stages at our cost. Our budgeted costs of publishing the comic books includes minimal changes, and if the leagues, associations, or players require substantial changes in a significant number of future comic books, the funds budgeted for publication may be inadequate and we would be required to seek additional funding or allocate funds from other business categories.

THE PUBLIC'S ACCEPTANCE OF COMIC BOOKS USING PROFESSIONAL ATHLETES AS SUPER HEROES IS LARGELY UNTESTED, AND OUR SALES OF THIS TYPE OF COMIC BOOK IN THE PAST IS INSUFFICIENT TO INDICATE WHETHER SIGNIFICANT SALES WILL OCCUR IN THE FUTURE.

         For the two years and nine months ended October 31, 1999, we generated $58,117 in revenues from sales of our comic books, and experienced total net losses of $1,148,179 for the same period. To reverse this trend of operating losses, we need to generate significant future sales. We have received purchase orders from one of our distributors, but our distribution agreement does not require any future or minimum purchase orders. If we do not generate more sales, we may not be able to continue our present operations once the funds from this offering are used.

WE HAVE BORROWED FUNDS IN THE PAST, THE TERMS OF WHICH MAY REQUIRE US TO ISSUE ADDITIONAL SHARES OF STOCK IF THE LOAN TERM IS EXTENDED.

         In October 1999 we borrowed $600,000 for operations and agreed to repay the loan in four months. If we do not repay it on or before February 20, 2000, we are obligated to issue 250,000 shares to the lender for each 60 day period thereafter that the loan remains unpaid. If we do not raise the minimum amount of this offering by February 20, 2000, or sixty days thereafter, we will be obligated to issue the additional shares. The issuance of these shares could significantly dilute the ownership interest of the existing shareholders.

BECAUSE WE ARE SIGNIFICANTLY SMALLER THAN OTHER COMIC BOOK PUBLISHERS, WE MAY LACK THE FINANCIAL RESOURCES NEEDED TO CAPTURE INCREASED MARKET SHARE.

         Our share of the comic book market is insignificant in comparison to other comic book publishers. The comic book market is dominated primarily by Marvel Comics and DC Comics, each of which has substantially greater assets, manpower, and market share than do we. While neither of these entities publishes a comic book using athletes as super hero characters, they do publish a significant number of comic books using various super heroes. And while we do not compete directly with these companies, we may compete for some of their readers who may be interested in the sports figures in our comic books. We may not have the resources or facilities to compete directly with these publishers.

         There are a number of smaller comic book publishers, most of which have had more experience in this industry and are better financed. While we are familiar with a limited number of other companies which publish comic books using athletes in stories in which they are portrayed in their particular athletic capacity, for example as a wrestler, we are not aware of any of these publishers using professional athletes as super action figures in their comic books as we do. However, we will likewise compete with these publishers for comic book readers in general, and perhaps those interested in the sports.

         We are also aware of manufacturers of action figures based on athletes. If we are successful in entering the action figure market, we will be competing with these companies as well.

THE EXPANSION OF OUR BUSINESS INTO DIGITIZED COMICS ON THE INTERNET, THE MANUFACTURE OF ACTION FIGURES BASED ON SUPER HEROS IN OUR COMIC BOOKS, AND TELEVISION OR HOME VIDEO/DVD PROGRAMS BASED ON SUPER HEROS DEVELOPED BY US, IS DEPENDENT UPON OBTAINING THE RIGHTS FROM THE LEAGUES AND THE PLAYERS' ASSOCIATIONS.

         Our current license agreements with the leagues and the player's associations are generally limited to the publication of comic books. In order to create digitized comics on our Internet site, to commence the manufacture and marketing of action figures, and to create live-action animated series based upon super heros developed by us, we are required to negotiate additional license agreements with the leagues, players' associations, and, in some cases, the players. Leagues with their own web sites may not want digitized comics on our web site competing with their own web site, and therefore may not grant such rights. In addition, such electronic rights may be part of a larger package of rights granted to other licensees which may preclude us from obtain the rights. Also, in the case of action figures, we may be required to negotiate with the existing manufacturing licensees. While we have commenced the negotiation process, we have not entered into definitive arrangements or agreements and we cannot assure you that we will be able to complete the negotiations in terms sufficiently favorable to enter these markets.

MARKETING OF OUR COMIC BOOKS IS HEAVILY DEPENDENT ON THE IMAGE OF THE PLAYERS USED. OUR MARKETING EFFORTS COULD BE SIGNIFICANTLY IMPAIRED IF A PLAYER'S IMAGE IS TARNISHED IN ANY WAY.

         We believe one reason people may be interested in our comic books is the favorable image projected by the athletes used in our comic books. Obviously, we have no control over the lives of these athletes. Should one of them do something which would cause readers not to view them as potential super heroes, it could materially affect our ability to market the comic books. We are unable to predict what type of actions would affect potential sales, but certainly anything which would negatively affect the athlete's moral character could affect our selling efforts.

5,042,240, OR 67.5%, OF OUR TOTAL OUTSTANDING SHARES ARE RESTRICTED FROM IMMEDIATE RESALE BUT MAY BE SOLD INTO THE MARKET IN THE NEAR FUTURE. THIS COULD CAUSE THE MARKET PRICE OF OUR STOCK TO DROP SIGNIFICANTLY, EVEN IF OUR BUSINESS IS DOING WELL.

         After this offering, we will have outstanding ____ shares, if the maximum offering is sold. This includes up to ___________ we are selling in this offering, which may be resold to the public market immediately, and 420,000 restricted shares which are being registered for resale into the public market. The remaining ________, or ____%, of our total outstanding shares, as well as the shares being registered for resale, will become available for resale in the public market as shown in the chart below.

         As restrictions on resale end, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

--------------------------------------------------------------------------------------------
NUMBER OF SHARES AND PERCENTAGE OF TOTAL      DATE OF AVAILABILITY FOR RESALE INTO THE
OUTSTANDING AFTER OFFERING                    PUBLIC MARKET
--------------------------------------------------------------------------------------------
270,000/___%                                  Immediately available, so long as the
                                              registration statement remains effective.
--------------------------------------------------------------------------------------------
150,000/___%                                  Beginning April 5, 2000, due to an agreement
                                              between us and the holder of these shares.
--------------------------------------------------------------------------------------------
____/___%                                     Between 90 and 365 days after the date of this
                                              prospectus due to the requirements of the
                                              federal securities laws.
--------------------------------------------------------------------------------------------
1,639,600/___%                                Beginning one year from the date of this
                                              prospectus, due to a lock-up agreement
                                              between us and these shareholders.
--------------------------------------------------------------------------------------------

THE DESIGNATION OF OUR STOCK AS "PENNY STOCK" WILL MEAN THAT IT WILL BE MORE DIFFICULT TO SELL YOUR SHARES.

         Our shares are subject to Rule 15g-9 under the Exchange Act. That rule imposes additional sales practice requirements on broker-dealers that sell low-priced securities designated as "penny stocks" to persons other than established customers and institutional accredited investors. The SEC's regulations define a "penny stock" to be any equity security that has a market price less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. Initially our stock will be penny stock. We cannot assure you that our shares will ever qualify for exemption from these restrictions. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our shares and may affect the ability of holders to sell their shares in the secondary market.

YOUR STOCK WILL BE DILUTED UP TO ____% FROM THE OFFERING PRICE.

         If the maximum proceeds are raised, purchasers of shares will experience immediate and substantial dilution of $____ in net tangible book value per share, or approximately ___% of the offering price of $____ per share. In contrast, existing shareholders paid an average price of $____ per share. If the minimum proceeds are raised, purchasers of shares will experience immediate and substantial dilution of $____ in net tangible book value per share, or approximately ____% of the offering price of $____ per share. In contrast, affiliates paid an average price of approximately $0.01 per share.

                           FORWARD LOOKING STATEMENTS

         This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the comic book or super action hero industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Although we believe that any forward-looking statements we make in this prospectus are reasonable, because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements, besides the specific factors identified in the Risk Factors section of this prospectus, include the following:

         -        protracted league labor negotiations, strikes, or lock-outs;

         -        changes in our business strategies; and

         - a decline in consumer interest in professional sports and athletes.

         In light of the significant uncertainties inherent in the forward-looking statements made in this prospectus, particularly in view of our early stage of operations, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved.

         The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offerings.

                                 USE OF PROCEEDS

         The following table sets forth the use of estimated proceeds, alternatively under the minimum and maximum offering, and management's present estimate of the allocation and prioritization of net proceeds expected to be received from this offering. If funds in excess of the minimum amount, but less than the maximum, are received, the funds will be allocated pro rata among the items in the table, except for the repayment of debt which will be paid in full. Actual receipts and expenditures may vary from these estimates. Pending use of the funds, the Company will invest the net proceeds in investment-grade, short-term, interest bearing securities.

                                              Minimum           Maximum
                                              Offering          Offering
                                             -----------       -----------
Gross Proceeds                               $ 1,200,000       $ 1,800,000
         Selling commissions                    (120,000)         (180,000)
         Other offering expenses                 (65,000)          (65,000)
                                             -----------       -----------
                  NET OFFERING PROCEEDS      $ 1,015,000       $ 1,555,000
                                             ===========       ===========
Use of Net Proceeds
         Debt Repayment(1)                   $   600,000       $   600,000
         License Fees(2)                         256,000           256,000
         Sales, Marketing & Advertising           81,000           197,000
         Additional Working Capital               78,000           502,000
                                             -----------       -----------
                  TOTAL                      $ 1,015,000       $ 1,555,000
                                             ===========       ===========

--------------------

         (1) These funds were borrowed at an interest rate of 10% per annum. The loan is due February 20, 2000. In the event of default, we will be required to issue an additional 250,000 shares to the lender for each period of sixty days which we remain in default. The funds were used for working capital and approximately $20,000 of such funds were used to pay salaries to executive officers.

         (2) These funds will be used to pay approximately $50,000 in new and existing license fees due as of January 1, 2000, and to pay approximately $155,000 in future license fees through approximately April 15, 2001.

         We estimate that the minimum net proceeds of this offering will satisfy our cash needs for approximately 12 months. We do not anticipate that it will be necessary to raise additional funds in the next 12 months.

                                    DILUTION

         During the years ended January 31, 1999 and 1998, and through October 31, 1999, we have issued a total of 3,850,000 shares to officers, directors, promoters, and affiliated persons, at an average price of $0.01 per share. The following table summarizes, as of October 31, 1999, the relative investments of all existing shareholders and the new investors, after giving pro forma effect to the sale of the shares by us in this offering:

                          Shares Purchased        Total Consideration
                       ---------------------      --------------------     Average Price
                       Number        Percent      Amount       Percent     Per Share
                       ------        -------      ------       -------     ---------
Affiliate Shares       3,850,000      ___%        $10,000       ____%      $0.01
New investors          _______        ___%        $_____        ____%      $___
         Total         _______                    $_____

         Our financial statements at October 31, 1999, show a net tangible book value of ($297,312) or ($0.039) per share. Net tangible book value per share represents the amount of our tangible assets, less total liabilities, divided by the number of shares of common stock outstanding. Without taking into account any further adjustments in net tangible book value after October 31, 1999, other than to give effect to the sale of the maximum number of shares offered hereby, and after deduction of potential selling commissions and other offering expenses, our pro forma net tangible book value at October 31, 1999, would have been $____ or approximately $_____ per share of common stock, representing an increase in net tangible book value of approximately $_____ to existing shareholders and a dilution of approximately $____ per share to new investors. If only the minimum number of shares is sold, our pro forma net tangible book value at October 31, 1999, would have been $_____ or approximately $______ per share of common stock, representing an increase in net tangible book value of approximately $_____ to existing shareholders and a dilution of approximately $______ per share to new investors.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATION

RESULTS OF OPERATIONS

         We experienced a gross profit deficiency and net loss of $8,233 and $770,386, respectively, for the nine months ended October 31, 1999.

         Cost of goods sold includes fixed costs of coloring, illustration and other production costs that were not fully absorbed by current year sales levels. Management is projecting these costs, royalty expenses and a portion of the printing costs will be absorbed in the future through advertising revenues. We are actively selling advertising space to companies whose consumer base is primarily by 8 -14 year old males. The gross profit generated by the sales of the comic books would then be available to cover the general and administrative costs.

         We invested 33% of the our general and administrative expense in marketing and Internet development. The projected benefit from this investment is improved name recognition with sales to follow. We have also incurred $143,733 in professional and investor relations expenses. Management believes that these expenses will diminish in the future. Labor costs totaled $161,894 or 22% of the general and administrative costs. Depreciation expense and amortization of licenses were $58,844 during the period ended October 31, 1999.

LIQUIDITY AND CAPITAL RESOURCES

         We had a working capital deficit of $357,573 as of October 31, 1999. Management believes that it will be able to meet current working capital, license and debt service requirements through private placement offerings and renegotiations of the related party debt, improved revenues and reductions in costs. Proceeds from the offering are estimated by management to provide us with additional working capital ranging from $1,015,000 to $1,555,000.

CASH FLOWS FROM OPERATING ACTIVITIES

         We had a net use of cash from operating activities of $792,373.

         INVENTORY - Our continued expansion of our comic book lines resulted in an increase in inventory of $131,342 as of October 31, 1999.

         PAYABLES - Liabilities increased by $88,010. The liabilities include accrued interest on related party debt of $23,945 and $178,000 in payroll payable to corporate officers at October 31, 1999.

CASH FLOWS FROM INVESTING ACTIVITIES

         We had a use of cash from investing activities during the period ended October 31, 1999 of $56,696.

         CAPITAL EXPENDITURES - We had expenditures of $14,196 for equipment during the period ended October 31, 1999.

         RELATED PARTY LOAN - We provided a related party with a loan for $42,500.

CASH FLOWS FROM FINANCING ACTIVITIES

         We realized net cash from financing activities of $1,232,699 during the period ended October 31, 1999.

         DEBT SERVICE - We obtained unsecured financing from three of our shareholders during the nine months ended October 31, 1999. The proceeds were used in operations and to repay previous shareholder borrowings. We reduced related party debt and the capital lease obligation as scheduled.

         ISSUANCE OF STOCK - Our limited offering in April 1999 provided the Company with $650,000. The proceeds were used to repay debt and in our operations.

                                    BUSINESS

BACKGROUND AND HISTORY

         We were originally incorporated under the laws of the State of Utah on August 24, 1981, under the name "Edge Investment Company." On October 13, 1983, we changed our name to "American Surgical Laser, Inc." We subsequently changed domicile to Delaware by merging into a Delaware corporation formed for this purpose. The merger was effective on April 12, 1985. The Delaware corporation was incorporated on January 21, 1985, under the name "American

Surgical Laser-Del, Inc." We changed our name to "Eclipse Imports, Inc." on June 10, 1997. On March 12, 1999, we changed the name to "Neurochemical Research International, Corp." The effective date of the name change to "Ultimate Sports Entertainment, Inc." was April 7, 1999.

         We were initially formed for the purpose of investing in and managing real property and in late 1983 we entered the laser medical research and development field. The development activity continued until 1986 when the project was discontinued because of lack of funds and a conflict in management.

         During September 1983 we issued 5,000 shares in a public offering and received $20,000 cash.

         Effective October 12, 1983, we forward split our outstanding shares at the rate of 3.8789- for-one. Effective July 17, 1997, we reverse split the outstanding shares at the rate of one-for-two hundred.

         In February 1999 we proposed to enter into a merger transaction with Neurochemical Research Corp. In contemplation of the closing of the merger transaction, we changed our name to "Neurochemical Research International, Corp." A special meeting of shareholders was called and held on February 12, 1999, to approve the merger transaction. The shareholders voted not to proceed with the merger, but did approve a one-for-ten reverse split of the outstanding shares effected March 22, 1999.

         On March 30, 1999, we entered into a reorganization agreement with AllStar Arena Entertainment, a privately-held California corporation (hereinafter the "AllStar Arena"), and the shareholders of this entity. AllStar Arena was incorporated in the State of California on June 28, 1996, under the name "Lobito Publishing Group" and amended its articles of incorporation to change its name to "AllStar Arena Entertainment" on January 26, 1998. The agreement provided that on the closing date the shareholders of AllStar Arena would exchange all of their shares for 3,850,000 post-forward split shares of our company, such that AllStar Arena would become a wholly owned subsidiary and the shareholders of AllStar Arena would own approximately 54% of the outstanding stock of our company. The closing of the reorganization agreement was held on April 6, 1999.

         Also in connection with the reorganization agreement with AllStar Arena, we forward split the outstanding shares at the rate of four-for-one, canceled 2,030,680 outstanding shares, and issued 1,300,000 shares in a limited offering. As a result of the closing of the reorganization agreement, old management resigned in favor of directors and officers who were designated by AllStar Arena.

         Unless otherwise indicated, all references to our outstanding shares give effect to all previous stock splits.

         Immediately following the closing of the reorganization agreement, we entered into a six-month advertising and promotional services agreement with Noble House of Boston, Inc. wherein Noble House agreed to provide certain advertising and promotional services. For these services some of our shareholders transferred 350,000 shares to Noble House. Of these, 150,000 are being offered for resale in this prospectus. In connection with the 150,000 restricted shares, we agreed to provide up to three opportunities to register these shares at any time commencing one year from the date of the agreement and ending four years therefrom. The initial term of the advertising and promotion agreement with Noble House expired on October 2, 1999, and we are currently negotiating a renewal of the agreement. However, we do not anticipate entering into another agreement with them until after the completion of this public offering.

         In August 1999 we borrowed $100,000 from two individuals. These loans, plus interest, were converted into 100,000 shares of common stock in February 2000.

         On October 20, 1999, the Company borrowed $600,000 from The Orbiter Fund Ltd. The loan agreement provides for a term of four months with interest of 10% per annum payable upon maturity of the loan. As an incentive for loaning the funds to us, we issued 250,000 shares which we agreed to register for resale in this prospectus. The loan document also provides that if we do not repay it in full within fifteen days following its due date, we will issue an additional 250,000 shares for each sixty day period the loan remains unpaid. The lender also has the right to convert the loan into our shares at $1.00 per share. If the loan is converted, three of our shareholders, Frederick R. Licht, Jay Botchman, and Martin J. Burke, III, have agreed to sell their shares in equal amounts to the lender at $0.10 per share for each $3.00 of loaned funds converted, up to an aggregate of 500,000 shares.

         We are presently engaged in the publication of comic books depicting professional athletes as super heroes. We are able to use these athletes because of our license agreements with the individual athletes and the major league players' associations. Business operations are conducted through both the parent and the subsidiary companies without material differentiation between the two entities. Management proposes to merge AllStar Arena into the parent company to form a single operating entity sometime after the completion of this offering.

LICENSE AGREEMENTS

         We presently have license agreements with two National Basketball Association players: Karl Malone of the Utah Jazz and Chris Webber of the Sacramento Kings. We also have licenses with the Major League Baseball Players Association; Major League Baseball Properties, Inc.; and the National Hockey League Players' Association. We have also negotiated, but not executed, license agreements with Major League Baseball Players Alumni Association; National Football League Properties, Inc.; and the National Football League Quarterback Club. Set forth below is a brief description of each of these license agreements:

         THE MALONE LICENSE

         The license with Mr. Malone was entered into in November 1997 with Karl Malone and Karl Malone Properties, Inc. and expires in November 2000. The license grants the worldwide, exclusive right to reproduce, publish, print, reprint, and distribute a comic book using a character based upon Mr. Malone. However, each particular use of Mr. Malone's name or likeness requires the prior approval of Mr. Malone. Mr. Malone has agreed to help promote the comic books by making one personal appearance per calendar year and has agreed that he will not impair the value of the comic books by conducting himself in any way that would disparage or diminish the value of the developed character. The license also grants the right to exploit the character through merchandising. The rights to the comic books and the Malone character developed for them, or any copyrights or trade marks associated with them, are owned 50% by each party and all decisions affecting the use and exploitation of the character and copyrights or trade marks are to be made jointly. The license also provides for royalty payments to be made to Mr. Malone from the gross proceeds from the sale of the comic books, from the amounts collected through merchandising rights, and from the gross revenues from film, television, multimedia, and other rights. We have agreed to indemnify Mr. Malone for any action alleging copyright or trade mark infringement based on the comic books or regarding any contract or other transaction involving us and Mr. Malone.

         THE WEBBER LICENSE

         The license with Mr. Webber was entered into in March 1997 with C. Webb, Inc. for the services of Chris Webber, and expires in March 2000, subject to our right to extend the contract for three additional one year terms if the agreement has not been terminated by Mr. Webber. Mr. Webber has the right to cancel the agreement if he does not receive $150,000 in royalty payments during the initial term of the contract. As of December 1, 1999, we had paid $2,130 in royalties to Mr. Webber. The license grants to us the worldwide, exclusive right to reproduce, publish, print, reprint, and distribute a comic book using a character based upon Mr. Webber. However, each particular use of Mr. Webber's name or likeness requires the prior approval of Mr. Webber. Mr. Webber has agreed to help promote the comic books by making three personal appearances per calendar year and has agreed that he will not impair the value of the comic books by conducting himself in any way that would disparage or diminish the value of the developed character. The license also grants the right to exploit the character through merchandising. The rights to the comic books and the Webber character developed for them, or any copyrights or trade marks associated with them, are owned 50% by each party and all decisions affecting the use and exploitation of the character and copyrights or trade marks are to be made jointly. The license also provides for royalty payments to be made to Mr. Webber from the gross proceeds from the sale of the comic books, from the amounts collected through merchandising rights, and from the gross revenues from film, television, multimedia, and other rights. We have agreed to indemnify Mr. Webber for any action alleging copyright or trade mark infringement based on the comic books or regarding any contract or other transaction involving us and Mr. Webber.

         THE MAJOR LEAGUE BASEBALL PLAYERS ASSOCIATION LICENSE

         This license allows us to use the likenesses of individual players in our comic books. The license was entered into on May 13, 1998, and provides for an initial license period ending December 31, 1998, and two successive calendar year renewal periods. Such renewals are subject to certain requirements, including the marketing of a certain number of issues of comic books during the license periods. We did not meet these requirements and the license may be void. However, we have continued to pay the minimum royalty amounts and the Major League Baseball Players Association has continued to accept these payments. The license grants the non-exclusive right to publish and market comic books in the United States and Canada featuring animated cartoon super-heroes based on Major League Baseball Association players. The agreement also provides for royalties to be paid by us based upon sales of the comic books and establishes minimum royalties to renew the license. The content of each comic book is subject to the prior approval of the Major League Baseball Players Association. Following the termination of the license, we have no further right to market the comic books. The agreement also requires us to indemnify the association against any actions involving it arising out of our acts or omissions. We must also maintain liability insurance.

         THE MAJOR LEAGUE BASEBALL PROPERTIES LICENSE

         This license permits us to use the league and team names and logos in our comic books. The license was entered into on September 23, 1999, and provides for an initial license period ending November 30, 2000, with an automatic extension through December 31, 2001, so long as the licensor does not lose its licenses with the teams. Prior to the expiration of the license agreement, the parties agree to discuss in good faith the renewal of the agreement for an additional period. The license grants the non-exclusive right to use the Major League Baseball logos, league names, teams, and the all-star game, division, league, and world series. The agreement also provides for royalties to be paid by us based upon sales of the comic books and establishes minimum royalties to be paid against actual royalties earned. The content of each comic book is subject to the prior approval of the licensor. Following the termination of the license, we have no further right to market the comic books. The agreement also requires us to indemnify the licensor against any actions involving it arising out of our acts or omissions. We must also maintain liability insurance.

         THE MAJOR LEAGUE BASEBALL PLAYERS ALUMNI ASSOCIATION LICENSE

         This license will allow us to use the trademarks and service marks associated with the Major League Baseball Players Alumni Association. As presently negotiated, it will expire on July 9, 2001. The license will grant to us the non-exclusive right to use the marks in our comic books. The form of the agreement also provides for royalties to be paid by us based upon sales of the comic books and establishes guaranteed minimum royalties to be paid against actual royalties earned. The content of each comic book will be subject to the prior approval of the association. Following the termination of the license, we will have no further right to market the comic books.

The form of the agreement also requires us to indemnify the association against any actions involving it arising out of our acts or omissions. We will also be required to maintain liability insurance. We anticipate entering into the definitive agreement upon completion of this offering and the payment of the advance payments that will be due under the agreement.

         PROPOSED NATIONAL FOOTBALL LEAGUE PROPERTIES LICENSE AND NATIONAL FOOTBALL LEAGUE QUARTERBACK CLUB LICENSE

         We have negotiated contracts with National Football League Properties, Inc., which entity also represents the National Football League Quarterback Club, to use the league marks and the likenesses of the team players in comic books. The agreements would be for an initial term of one year and would require minimum royalty guarantees of $29,720 and advance payments of $15,211. We anticipate entering into the definitive agreements upon completion of this offering and the payment of the advance payments that will be due under the agreements.

         THE NATIONAL HOCKEY LEAGUE PLAYERS' ASSOCIATION LICENSE

         The National Hockey League Players' Association License was entered into on July 1, 1999, and terminates automatically on June 30, 2001. The license grants to us the non-exclusive right to publish and market comic books throughout the world featuring National Hockey League players. However, the players retain the option not to participate in the agreement. As of the date of this prospectus, only one such player has indicated he will not participate in the agreement. The agreement also provides for royalties to be paid by us based on sales of the comic books and establishes minimum annual royalties. The content of each comic book is subject to the approval of the association. Following the termination of the license, we have no further right to market the comic books. The agreement also requires us to indemnify the association against any actions involving it arising out of our acts or omissions. We must also maintain publisher's liability insurance.

PUBLICATION OF COMIC BOOKS

         As of January 26, 2000, we had published four comic books: WEBBER'S WORLD, featuring Chris Webber; THE MAILMAN, featuring Karl Malone; COSMIC SLAM, featuring Jeff Bagwell, Sammy Sosa, Dave Justice, and Mark McGwire, and THE SHORTSTOP SQUAD featuring Derek Jeter, Cal Ripken, Jr., Alex Rodriguez, and Barry Larkin. Each of the comic books consists of a single story featuring one or more well-known sports figures as super heroes. Stories for the comic books are developed, and in some cases written, by management. In other cases we retain free lance writers to work with us to develop and write the stories and the dialogue. Upon completion of the story, we hire illustrators to create the black and white drawings to correspond to the story and dialogue. Finally, the book is sent to a coloring house or a freelance colorist to include the color for the illustrations. We are currently negotiating with design firms which could perform all of these functions for us.


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Page 23 of 45

         Once the particular issue of the comic book has been composed, illustrated and colored, it is down-loaded onto a disk and forwarded to the printer to create the plates for printing. We have used Quebecor Printing of Montreal, Canada, as our sole printer of the comic books. We believe that Quebecor is one of only two printers in North America which is capable of printing comic books of the quality required by us. We also believe that the risk is low that Quebecor could not continue to print our comic books in the future under the same terms and similar costs as in the past. If for any reason Quebecor could not print the comic books, we believe that suitable printers could be located overseas which could print the comic books at the same or near the cost charged by Quebecor; however, shipping costs could be significantly greater.

         After the comic books have been printed, they are shipped for storage to Quebecor's warehouse in New York. The comic books are then shipped from the warehouse either directly to the client or to a distributor.

         The retail price of our comic books is from $2.95 to $4.95, with most being offered at $3.95. This is higher than the retail prices of most other comic books which are sold at between $1.95 to $3.95, with most at $2.75 per issue. One reason for the higher price of our comic books is our expense of paying royalties to the professional players and the leagues which would not be required in connection with most other comic books.

         We have also completed two comic books featuring National Football League athletes. These comic books are ready to go to the printer and we hope to release these in February 2000. We have four baseball comic books which are in the development stage and which we hope to release in April 2000. We are also developing four hockey comic books which we believe will be ready for release this year.

MARKETING

         The first two comic books published by us, WEBBER'S WORLD and THE MAILMAN, were distributed through direct mail campaigns and newspaper advertisements and at stadiums. THE MAILMAN has been sold primarily to the concessionaires at the stadium in Salt Lake City, Utah, at which Karl Malone plays his home games, and also by direct mail campaigns. Prior to and during the basketball season, we contact the concessionaires and solicit purchase orders for the comic books which are then shipped directly to the stadiums from the warehouse in New York. WEBBER'S WORLD has been sold by direct mail and through advertisements in the Sacramento, California, newspapers.

         Beginning with the baseball comic books we have introduced a broader marketing plan. In addition to offering the comic books to concessionaires in the stadiums where the athletes play, we have also placed regional advertisements in newspapers to solicit direct customer orders. Also, we have negotiated an arrangement with Diamond Comic Distributors, Inc. to distribute our comic books throughout the United States and Canada. As of January 11, 2000, Diamond published seven of our comic books in their catalogue for their retail distributers and agreed to add new issues as they are published. Purchase orders from Diamond will require three weeks delivery time. Upon receipt of such an order, we will contact the printer to run an appropriate number of comic books and ship them directly to Diamond. So long as the comic books are delivered on time, Diamond has agreed to purchase all comic books ordered and not to return any unsold copies. We are also negotiating with a national distributor of publications to newsstands to distribute the comic books and with a national publication for collectibles in which advertisements for the comic books could be placed. Since these arrangements would likely involve returns of unsold comic books, we are also negotiating for an outlet for our unsold books.

         We continue to offer our comic books in the stadiums and for our baseball comic books, we have entered into an exclusive agreement with MJ Sports to distribute our non-premium baseball comic books in the stadiums beginning January 1, 2000, through the 2000 baseball world series.

         We have entered into a two year agreement with Comic Cavalcade which commenced September 1, 1999, in which Comic Cavalcade manages our comic book orders made via a toll-free telephone number and orders shipped to stadiums. They also handle credit card orders and disburse these funds to us. We can terminate the agreement upon thirty days notice, but we must pay a penalty of $250 times the number of months remaining in the agreement.

         We have also developed a promotional plan to sell comic books developed for an individual team and offered at the team's stadium in conjunction with promotional programs of the team. At December 31, 1999, we had not consummated agreements with any team.

PROPOSED BUSINESS

         With the funds from this offering, we are proposing to broaden our current business to include the creation of animated characters based on the super heroes portrayed in the comic books, the manufacture and sale of merchandise associated with the super hero athletes, and the sale of the comic books and merchandise on cable network shopping channels and on the Internet.

         We are negotiating with Film Roman, Inc. to produce a short animated pilot cartoon using the athlete super heroes from our comic books. If the negotiations are successful, we would assign our rights from the players, leagues, and players' associations to Film Roman in order to create the pilot. If the pilot is successful, Film Roman would also have the merchandising rights to the products associated with the animation series and we would receive royalties. It is anticipated that Film Roman would pay for the production of the pilot. We are also negotiating with the various professional athletic leagues and players' associations to secure the rights to create animated series using the professional athletes and to manufacture and sell the merchandise associated with the series. Our current license agreements do not provide such rights. We are also required to negotiate with the licensee which holds the distribution rights for such products with the leagues.


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Page 25 of 45

         We have created a web site which includes information about our company and its products. We also intend to offer digitized comics developed specifically for the web site. We do not anticipate commencing the project until we have secured the necessary rights from the professional sports leagues and players' associations. The present license agreements held by us do not provide such rights.

         We are also negotiating with the companies which hold the license to manufacture action figures using professional athletes. We hope to enter into agreements which would permit us to manufacture and market action figures based upon characters developed for our comic books. In order to accomplish this, we will need to negotiate agreements with the manufacturers and the leagues and player's associations.

         We are negotiating with several entities which specialize in promoting limited edition and signed articles on television home shopping programs. If the negotiations are successful, we anticipate that signed copies of our comic books published in special limited editions will be offered on cable home shopping channels by the first company willing to commit to a significant initial order.

COMPETITION

         We believe that our comic books will appeal to a certain niche audience which is interested in both sports and comic books. In general, we compete with publishers of other comic books, such as Marvel Comics and DC Comics. We believe most of these comic book companies may be better financed and have longer operating histories than do we.

GOVERNMENT REGULATION

         We are not subject to any significant government regulations, except as may relate to compliance with the corporate laws of the States of Delaware and California.

EMPLOYEES

         At December 1, 1999, we had four full-time employees, including two members of management. We also employ one part-time person.

TRADEMARKS AND COPYRIGHTS

         On June 4, 1999, we filed for a federal trademark for "Ultimate Sports Force" and in January 2000 we filed for a federal trademark for "Ultimate Sports Entertainment, Inc." We have received preliminary notification from the examiner that there may be a conflict with "Ultimate Sports Force," but we may not know for more than one year whether we will be issued such trademark.

DESCRIPTION OF FACILITIES AND EQUIPMENT

         We lease approximately 1,156 square feet of office space located at our principal executive offices at 2444 Wilshire Boulevard, Suite 414, Santa Monica, California. The office space is leased under a three year lease which commenced on May 15, 1999, and terminates on May 31, 2002. The initial base rent for the space is $2,255 per month, plus our share of common space expenses. The monthly base rent increases to $2,323 commencing June 1, 2000, and to $2,393 commencing June 1, 2001. The lease grants to us the right to extend the lease for one additional three-year period.

         We also lease some of our computer equipment under a three year lease which commenced in December 1998. The value of the leased equipment at the time of the lease was $9,016 and we have the option to purchase the equipment at the end of the lease at the greater of the then fair market value or 15% of the original value of the equipment. Monthly payments are $313. The lease is personally guaranteed by Joseph Yukich, a former officer and director of AllStar Arena, by Martin Burke, III, a former director, and by Paul Fairchild, a former officer.

LEGAL PROCEEDINGS

         We are not a party to any material pending legal proceedings or government actions, including any material bankruptcy, receivership, or similar proceedings. We do not believe that there are any material proceedings to which any director, officer or affiliate of our company, any owner of record of beneficially of more than five percent of our common stock, or any associate of any such director, officer, affiliate of ours, or security holder is a party adverse to us or has a material interest adverse to us. However, Paul Fairchild, a former officer has notified us through his attorney that he may seek damages against us because of his termination. We do not believe that this action would have a material adverse effect upon us.

REPORTS TO OUR SECURITY HOLDERS

         Our fiscal year ends on January 31st. We do not presently intend to furnish our shareholders with annual reports. However, we intend to become a reporting company and file annual, quarterly, and current reports, and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 fifth Street, N.W., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov.


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Page 27 of 45

                                   MANAGEMENT

GENERAL

         The following table sets forth our current sole director and executive officer, his age, and all offices and positions. Directors are elected for a term of one year and until his successor is elected and qualified. Annual meetings are to be scheduled by the Board of Directors. Officers are elected by the Board of Directors and hold office until their successors are chosen and qualified.

         Name                    Age      Position                         Director Since
         ----                    ---      --------                         --------------
         Frederick R. Licht      32       Director, President, CEO         1999
                                          Secretary/Treasurer, & CFO

         FREDERICK R. LICHT, has been the president and chief executive officer of AllStar Arena since 1999. From 1994 to January 1999, he was self-employed as an attorney representing professional athletes. Mr. Licht graduated from Brandeis University in 1989 with a bachelor of arts degree. He received his juris doctor degree from UCLA School of Law in 1992.

         The Board of Directors has no nominating, auditing or compensation committee. There are no arrangements or understandings between Mr. Licht and any other person(s) pursuant to which he was selected as an officer or director.

COMPENSATION OF EXECUTIVE OFFICERS

         We have agreed to provide Mr. Licht with a two year employment contract beginning retroactively to January 1, 1999. We paid him $7,500 per month during the first year and will pay him $10,000 per month during the second year. We anticipate completing the definitive employment contract during the first quarter of 2000.

COMPENSATION OF DIRECTORS

         Directors are permitted to receive fixed fees and other compensation for their services as directors, as determined by the Board of Directors. We have decided to pay our directors a fee of $10,000 per year for serving as a director. This fee was paid to Mr. Martin Burke, III, a former director during this current year; Mr. Licht has deferred his fee until it can be paid out of profits, if any.

STOCK OPTION PLAN

         We have adopted a stock option plan, pursuant to which we are authorized to grant options to purchase up to 1,000,000 shares of our common stock to our key employees, officers, directors, consultants, and other independent advisors. Awards under the plan will consist of both non-qualified and incentive stock options. We cannot grant incentive stock options until the plan is approved by the shareholders.

         The plan is administered by the Board of Directors which will determine the persons to whom awards will be granted, the number of awards to be granted and the specific terms of each grant, including the vesting thereof, subject to the provisions of the plan.

         Persons who are eligible to participate in the plan include the following:

         -        Employees, as to both incentive and non-qualified options;
         - Non-employee members of the Board, as to non-qualified options; and
         - Consultants and other independent advisors, as to non-qualified options.

         In connection with qualified stock options, the exercise price of each option may not be less than 100% of the fair market value of the common stock on the date of grant, or 110% of the fair market value in the case of a grantee holding more than 10% of our outstanding stock. The aggregate fair market value of shares for which qualified stock options are exercisable by such employee, or 10% shareholder, during any calendar year may not exceed $100,000. Nonqualified stock options granted under the plan may be granted at a price determined by the Board of Directors, not to be less than the fair market value of the common stock on the date of grant.

         No option may be granted to be exercised more than 10 years after the grant date. The terms of options outstanding at the time of a persons cessation of service, death, permanent disability, or misconduct are reduced to the following periods, but not to exceed the original term:

         - Three months after cessation of services, except by reason of death, permanent disability, or misconduct;
         - Twelve months after the optionee's death or permanent disability; and
         -        Immediately upon termination for misconduct.

         The Plan also contains provisions affecting outstanding options in the case of certain corporate transactions or in the event of a change of control. If we should enter into a merger or consolidation, or in the event of a tender or exchange offer, in which securities representing more than 50% of the voting control are transferred to an outside party, or if we should sell, transfer, or dispose of all, or substantially all of our assets, we could accelerate the vesting and termination dates of these options. We could also elect to terminate outstanding purchase rights associated with the options. In the alternative, the options could be assumed and adjusted for the particular corporate transaction.

         At January 25, 2000, no outstanding options were held by the executive officers, directors, and principal shareholders.

                              CERTAIN TRANSACTIONS

         In April 1999, the shareholders of AllStar Arena Entertainment, including Frederick R. Licht, Martin J. Burke, III, and Joseph Yukich, current or former officers, directors, and/or principal shareholders, exchanged shares of stock of this company for the shares which they currently hold in our company. These persons paid substantially less for their shares than the offering price in this offering.

         In November 1999 we sold 250,000 warrants to Deborah Fensterheim, the wife of Asher Fensterheim, an attorney for us. The warrants are exercisable at $2.00 per share at any time until October 31, 2004. The warrant certificate provides for a "cashless" exercise by surrendering the number of warrants having a fair market value equal to or greater than the required total exercise price. The warrant certificate also provides for registration rights of the underlying shares.

         Also in November 1999 we issued 20,000 shares to our counsel, Ronald N. Vance, in connection with the preparation of this registration statement. These shares are included for resale in this prospectus.

         In April 1999 we loaned $42,500 to Joseph Yukich, a former officer and director of AllStar Arena. These funds are secured by the stock received by Mr. Yukich in the reverse acquisition transaction between AllStar Arena and us. The loan includes interest at 5% per annum from the date of the loan. The loan is due upon the expiration of the one-year holding period of Rule 144 which should occur in April 2000. The loan may be repaid by tendering to us the number of shares equal in market value to the amount of the outstanding loan, plus accrued interest, or by selling the shares, provided that the net proceeds of such sales are used to repay the loan, plus accrued interest. If shares are used to repay the loan directly, the market value of the shares shall be determined by the average bid price of the stock for the five trading days immediately preceding the due date of the loan.

                               MARKET INFORMATION

         Our shares were quoted on the OTC Electronic Bulletin Board beginning August 11, 1998, through November 1999; they are currently quoted on the Pink Sheets. Based upon the limited volume of trading, we do not believe that there exists an established market for our stock. The table below sets forth for the periods indicated the high and low bid quotations as reported by the Trading and Marketing Services Department of NASDAQ. These quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and may not necessarily represent actual transactions.

                           Quarter          High              Low
FISCAL YEAR ENDED          Third            $0.1250           -0-
JANUARY 31, 1999           Fourth           $0.3125           $0.0938

FISCAL YEAR ENDED
JANUARY 31, 2000           First            $3,9375           $0.1250
                           Second           $3.0625           $1.6563
                           Third            $3.00             $0.75
                           Fourth           $0.75             $0.375

         At January 13, 2000, we had outstanding options to purchase 342,500 shares and outstanding warrants to purchase 250,000 shares. The options were issued under our existing stock option plan.

         None of the shares of common stock is subject to outstanding options or warrants to purchase, or securities convertible into our common stock, except as otherwise describe in this prospectus. Except as set forth herein, none of the shares is being, nor have any shares proposed to be, publicly offered by us. However, we have granted registration rights to the selling shareholders to register up to 420,000 of the outstanding restricted shares and to Deborah Fensterheim to register the shares underlying the warrants granted to her.

         As of January 7, 2000, there were approximately 478 holders of record of our shares as reported to us by our transfer agent.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information concerning the shares common stock ownership as of February 10, 2000, of each person who is known to us to be the beneficial owner of more than five percent of our common stock; by each of our executive officers and directors; and by executive officers and directors as a group. Such information was furnished to us by such persons or was obtained from information provided by the transfer agent.

Name and Address                    Amount and Nature of
of Beneficial Owner                 Beneficial Ownership                  Percent of Class
-------------------                 --------------------                  ----------------
                                                                Before Offering        After Offering
                                                                ---------------        --------------
                                                                                        Min.     Max.
                                                                                        ----     ----
Frederick R. Licht                       1,038,750                  13.9%
2444 Wilshire Boulevard
Suite 414
Santa Monica, CA 90403

Executive officers and
directors as a group (1 person)          1,038,750                  13.9%

Martin J. Burke III                      710,750                    9.51%
1380 Golf Court
Woodbridge, CA 95258

Joseph Yukich                            392,500                    5.25%
16035 East Marlinton Dr.
Whittier, CA 90604

                              SELLING SHAREHOLDERS

         An aggregate of up to 420,000 shares issued previously may be offered for resale by the investors listed below. The following table sets forth certain information with respect to each selling security holder. We will not receive any of the proceeds from the sale of these securities. There are no material relationships between any of the selling security holders and us, or any of our predecessors or affiliates, nor have any such material relationships existed within the past three years, except as otherwise set forth in this prospectus. Except as described below, no selling security holder will beneficially own any of our securities if the selling security holders' shares are sold. Each of the selling security holders intends to offer and sell all of the securities listed below.

                                                                   Number of
                                                                   Securities to        % of
                           Number of              Number of        be Beneficially      Class
Name of Selling            Securities             Securities       Owned on Comple-     After
Shareholder                Beneficially Owned     Being Offered    tion of Offering     Offering
-----------                ------------------     -------------    ----------------     --------
The Orbiter Fund,
Ltd.                       250,000                250,000            -0-                 -0-

Ronald N. Vance            44,000                 20,000             24,000              *

Noble House of
Boston, Inc.               169,000                150,000            19,000              *

-------------------
         *Less than 1%

         The sale of the shares by the selling security holders may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions or otherwise. These transactions may include block transactions by or for the account of the selling security holders. Sales may be made at fixed prices which may be changed, at market prices, if any, prevailing at the time of sale, or at negotiated prices.

         The selling security holders may effect these transactions by selling their shares directly to purchasers, through broker-dealers acting as agents for the selling security holders or to broker-dealers who may purchase the securities as principals and thereafter sell the securities from time to time in the over-the-counter market, if any, in negotiated transactions or otherwise. These broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers for whom the broker dealers may act as agents or to whom they may sell as principals or otherwise, which compensation as to a particular broker-dealer may exceed customary commissions.

         Under applicable rules and regulations under the Securities Exchange Act, any person engaged in the distribution of the selling security holders' shares may not simultaneously engage in market making activities with respect to any of our securities for a period of at least two, and possibly nine, business days prior to the start of any distribution.

         The selling security holders and broker-dealers, if any, acting in connection with these sales might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

         We will attempt to maintain the effectiveness of the registration statement of which this prospectus is a part for at least 180 days for the selling security holders.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

         We are authorized to issue 50,000,000 shares of common stock, par value $.001 per share. As of February 10, 2000, we had outstanding 7,470,000 shares. All common shares are equal to each other with respect to voting, and dividend rights, and are equal to each other with respect to liquidations rights. Special meetings of the shareholders may be called by the president, the Board of Directors, or upon the request of holders of at least one-tenth of the outstanding voting shares. Holders of common shares are entitled to one vote at any meeting of the shareholders for each common share they own as of the record date fixed by the Board of Directors. At any meeting of shareholders, a majority of the outstanding common shares entitled to vote, represented in person or by proxy, constitutes a quorum. A vote of the majority of the common shares represented at a meeting will govern, even if this is substantially less than a majority of the common shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any share. Reference is made to our Articles of Incorporation and Bylaws, as well as to the applicable statutes of the State of Delaware, for a more complete description of the rights and liabilities of holders of shares. The shares do not have cumulative voting rights, which means that the holders of more than fifty percent of the common shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent will not be able to elect directors.

REGISTRATION RIGHTS OF OUTSTANDING SHARES

         In April 1999, one of our shareholders transferred 150,000 restricted shares of our stock to Noble House of Boston, Inc. for marketing and promotional services rendered by them. In connection with the agreement for the services rendered by Noble House, we entered into a Registration Rights Agreement which provides both demand and piggy-back registration rights. Under the demand rights, the holders of at least 50% of the shares issued to Noble House have the right to request registration of the shares up to three times through April 5, 2003. Noble House has also agreed to lock up these shares and not sell them prior to April 5, 2000. The agreement also provides for reciprocal indemnification if either party furnishes information containing an untrue or alleged untrue statement of material fact which is contained in the registration statement.

         In October 1999, we issued 250,000 shares to The Orbiter Fund Ltd. in connection with a loan by that entity to us in the amount of $600,000. In connection with the transaction, we agreed to use our best efforts to include the 250,000 shares in our next registration statement.

         In November 1999, we issued 20,000 shares to Ronald N. Vance, P.C., our counsel, as partial consideration for preparation of this registration statement. We agreed to include these shares in this registration statement.

         Also in November 1999 we sold 250,000 warrants to Deborah Fensterheim. The warrant certificate provides both piggy-back and demand registration rights. If we file a registration statement in the future, except in connection with any stock option plan, stock purchase plan, savings or similar plan or an acquisition, merger, or exchange of stock, Ms. Fensterheim will have the right, at our expense, to include the shares underlying the warrants. She has waived her right to have such shares included in this offering. She also has the right to demand that such shares be included in a registration statement subsequent to this one if one is not otherwise filed prior to December 31, 2000. We would bear the full cost of preparing and filing such registration statement.

TRANSFER AGENT

         The transfer agent for our common stock is Interwest Transfer Company, Inc., 1981 East 4800 South, Suite 100, Salt Lake City, Utah 84117.

                                 DIVIDEND POLICY

         We have not declared or paid any cash dividends as yet on the common stock and the Board of Directors has not yet decided on a dividend policy. Whether dividends will be paid will be determined by the Board of Directors and will necessarily depend on our earnings, financial condition, capital requirements and other factors. The Board of Directors has no current plans to declare any dividends in the foreseeable future.

                              PLAN OF DISTRIBUTION

         This offering is being conducted by us, through Mr. Licht, our sole officer and director. The minimum amount of this offering is ____ and all of these shares must be sold if any are to be sold. The maximum number of shares to be sold in this offering is ____. The cash offering price is $_____ per share. The common stock may also be offered and sold through participating brokers/dealers who are members of the NASD. We will pay a maximum commission of 10% of the offering price for shares sold by these broker/dealers. The minimum subscription is 1,000 shares. We will not pay a commission to Mr. Licht for sales made by him. We and participating broker/dealers may further agree to indemnify each other against certain liabilities, including liabilities arising under the Securities Act of 1933. No one, including us or any broker/dealer, has made any commitment to purchase any or all of the shares offered hereby. Rather, Mr. Licht will use his best efforts to find purchasers for the minimum shares until ______, 2000, subject to an extension in our sole discretion for an additional period not to exceed thirty days. The maximum duration of the offering will be until ____, 2000.

         All proceeds from subscriptions with respect to the first ______ shares will be deposited promptly with Santa Monica Bank, as escrow agent for this offering pursuant to the terms of a Funds Escrow Agreement. All of the proceeds of this offering will be deposited in the escrow account no later than noon of the business day next following receipt. In the event that the minimum number of shares is not sold, on or before ninety days from the date of this prospectus, subject to an additional period not to exceed thirty days, all funds will be refunded promptly to subscribers in full without deduction therefrom or interest thereon. If the minimum proceeds are received before expiration of the minimum offering period, the funds will be disbursed to us. Subsequent proceeds will be immediately disbursed to us. During the offering period or any extension thereof, no subscriber will be entitled to a refund of any subscription. We reserve the right to accept or reject any subscription, in whole or in part.

         We anticipate making sales of the shares to residents of the states of ______, ______ and _______, as well as other persons resident in other states who have expressed an interest in our company, or persons we believe may be interested in purchasing our shares. We may sell shares to these persons only if they reside in a state in which we are permitted to sell the shares.

         Our officers, directors, present shareholders and persons associated with them, may purchase some of the shares offered hereby. However, officers, directors, present shareholders and their associates will not be permitted to purchase more than twenty percent of the shares to be sold hereunder and these shares will be held by those persons for investment and not for distribution. To the extent that these persons acquire shares in the offering, the number of shares required to be purchased by new investors to reach the minimum will be reduced by a like amount. Any of these sales will be made on the same terms and conditions as sales made to other purchasers. No proceeds from this offering will be used to finance any purchases of shares by officers, directors, present shareholders or their associates.

PRICING THE COMMON STOCK

         The offering price of our shares of common stock was determined arbitrarily by us. In arriving at that price, our board of directors took into account such factors as the current market price of our shares, our lack of significant history and operations, our assets, plan of operation, and anticipated costs of our continued development and operation. However, the offering price of the shares should not be understood as an indication of the value of the shares offered or an assurance that you will be able to resell these shares for an amount equal to or more than the offering price. The offering price of the shares bears no necessary relationship to the market price, our assets, book value, lack of earnings, net worth or other recognized criterion of value.

         In as much as we have not retained an underwriter or broker/dealer to assist in this offering, the offering price has not been arrived at through a process of arms-length negotiation. Accordingly, new investors bear a disproportionate risk to that of existing shareholders attendant to the fact that the offering price was arrived at arbitrarily, rather than by arms-length bargaining.

DELIVERY OF COMMON STOCK

         We intend to timely issue certificates for the shares after completion of the minimum offering, and thereafter upon receipt and acceptance of additional subscriptions. We will forthwith mail such certificates directly to investors at their addresses as set forth in their subscription agreements.

LOCK-UP OF SHARES

         Frederick R. Licht, our sole officer and director, Martin Burke, III, a former director and principal shareholder, and Jay Botchman, a shareholder, have entered into an agreement not to sell, pledge, hypothecate, transfer, or otherwise dispose of 80% of any shares of common stock owned by them for a period of 12 months from the date of this prospectus, unless required pursuant to the loan agreement with The Orbiter Fund Ltd. The shares subject to the lock-up consist of 1,639,600 shares owned by these parties.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Upon completion of this offering, we will have ________ outstanding shares. Of those, the _______ shares being offered in this offering, will, subject to any applicable state law restrictions on secondary trading, be freely tradeable without restriction under the Securities Act, except that any shares purchased by "affiliates," as that term is defined in Rule 144 under the Securities Act, will be subject to the resale limitations of Rule 144. Also, 420,000 outstanding restricted shares are being registered for resale. Of these shares, 270,000 are available for resale immediately, and 150,000 will be available for resale beginning April 5, 2000.

         The remaining 4,622,240 shares are "restricted" within the meaning of Rule 144 under the Securities Act, and are not being registered for resale. Of this number, approximately 9,988 shares may be eligible for immediate sale in the public market without restriction under Rule 144(k). In the reverse acquisition transaction between us and AllStar Arena which closed on April 6, 1999, we issued 3,850,000 restricted shares to the shareholders of AllStar. All but 1,639,600 of these shares will be available for resale beginning approximately April 6, 2000, or ninety days after the date of this prospectus, whichever is later; the remaining shares are subject to the lock-up agreement and will not be eligible for resale until at least one year from the date of this prospectus.

         In general, under Rule 144, as currently in effect, any person who has beneficially owned restricted shares for at least one year, is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of our then outstanding shares, or the average weekly trading volume of our stock during the four calendar weeks immediately preceding the date on which notice of the sale is filed with the SEC. Sales pursuant to Rule 144 are also subject to certain requirements relating to manner of sale, notice and availability of current public information about us. A person who is not deemed to have been an affiliate at any time during the 90 days immediately preceding the sale and whose restricted shares have been fully-paid for two years since the later of the date they were acquired from us, or the date they were acquired from one of our affiliates, may sell these restricted shares under Rule 144(k) without regard to the limitations and requirements described above. Restricted shares may not be resold under Rule 144 until ninety days from the date of this prospectus, regardless of when the one year holding period expires.

         We cannot predict the effect, if any, that sales of shares under Rule 144 or the availability of shares for sale will have on the market price of our stock prevailing from time to time. We are unable to estimate the number of shares that may be sold in the public market under Rule 144, because the amount will depend on the trading volume in, and market price for, our stock and other factors. Nevertheless, sales of substantial amounts of shares in the public market, or the perception that sales of these shares could occur, could adversely affect the market price of our stock.

                                  LEGAL MATTERS

         The legality of the securities offered hereby will be passed upon for us by Ronald N. Vance, P.C., Attorney at Law, Salt Lake City, Utah. Mr. Vance is the beneficial owner of 44,000 shares. Of these, 20,000 were received as partial consideration for representing us in the preparation of the registration statement of which this prospectus is a part.

                                     EXPERTS

         Our financial statements for the year ended January 31, 1999 and 1998, included in this prospectus have been examined by Pritchett, Siler & Hardy, P.C., Certified Public Accountants.

The financial statements examined by the Certified Public Accountants have been included in reliance upon their audit report.

                              FINANCIAL STATEMENTS

         We have attached to this prospectus copies of our audited financial statements as of January 31, 1999 and 1998, consisting of balance sheets at January 31, 1999 and 1998, and the related statements of operations, stockholders' deficit and cash flows for the years ended January 31, 1999 and 1998. We have also included unaudited financial statements for October 31, 1999, consisting of a balance sheet as of October 31, 1999, and the related statements of operations, stockholders' equity, and cash flows for the nine months ended October 31, 1999 and 1998.

                                 [LETTERHEAD]


                       ACCOUNTANT'S DISCLAIMER OF OPINION

Board of Directors
ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY
Santa Monica, California

The accompanying balance sheet of Ultimate Sports Entertainment, Inc. and Subsidiary as of October 31, 1999 and the related statements of operations, stockholders' deficit and cash flows for the nine months ended October 31, 1999 and 1998 were not audited by us and, accordingly, we do not express an opinion on them.


/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.

January 13, 2000
Salt Lake City, Utah

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                    October 31,
                                                                       1999
                                                                    -----------
CURRENT ASSETS:
     Cash and cash equivalents                                      $   383,631
     Inventory                                                          182,501
     Accounts receivable (net of $4,800 allowance)                           --
                                                                    -----------
                  Total Current Assets                                  566,132
                                                                    -----------
PROPERTY AND EQUIPMENT, net                                              21,334
                                                                    -----------
OTHER ASSETS
     Refundable deposits                                                  1,050
     License agreements                                                  50,000
     Receivable from shareholder                                         42,500
                                                                    -----------
                  Total Other Assets                                     93,550
                                                                    -----------
                                                                    $   681,016
                                                                    -----------
                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
     Accounts payable                                               $   178,372
     Accrued expenses                                                    33,905
     Notes payable - related party                                      708,500
     Current portion of capital lease obligation                          2,928
                                                                    -----------
                  Total Current Liabilities                             923,705

LONG-TERM OBLIGATIONS:
     Capital lease obligation, less current portion                       4,623
                                                                    -----------
                  Total Long-Term Obligations                             4,623
                                                                    -----------
                                                                        928,328
                                                                    -----------
STOCKHOLDERS' (DEFICIT):
     Common stock, $.001 par value, 50,000,000
       shares authorized, 7,632,457 shares issued
       and outstanding                                                    7,632
     Additional paid in capital                                         918,597
     Retained (deficit)                                              (1,173,541)
                                                                    -----------
                  Total Stockholders' (Deficit)                        (247,312)
                                                                    -----------
                                                                    $   681,016
                                                                    -----------

The accompanying notes are an integral part of this unaudited consolidated financial statement.

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         For the Nine Month
                                                            Period Ended
                                                            October 31,
                                                    ---------------------------
                                                      1999              1998
                                                    ---------         ---------
SALES, net of returns and discounts                 $   8,225         $  14,246

COST OF GOODS SOLD                                     16,547            23,845
                                                    ---------         ---------
GROSS LOSS (8,322)                                     (9,599)
                                                    ---------         ---------
OPERATING EXPENSES:
      General and administrative                      743,846           134,997
                                                    ---------         ---------
           Total Operating Expenses                   743,846           134,997
                                                    ---------         ---------
LOSS FROM OPERATIONS                                 (752,168)         (144,596)
                                                    ---------         ---------
OTHER EXPENSE:
      Interest expense                                (18,218)          (10,691)
                                                    ---------         ---------
           Total Other (Expense)                      (18,218)          (10,691)
                                                    ---------         ---------
LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                (770,386)         (155,287)

CURRENT TAX EXPENSE                                        --                --

DEFERRED TAX EXPENSE                                       --                --
                                                    ---------         ---------
NET LOSS                                            $(770,386)        $(155,287)
                                                    ---------         ---------
LOSS PER COMMOM SHARE                               $    (.16)        $    (.08)
                                                    ---------         ---------


The accompanying notes are an integral part of this unaudited consolidated financial statement.

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

           UNAUDITED CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIT)

                      FOR THE PERIOD FROM JANUARY 31, 1997

                            THROUGH OCTOBER 31, 1999

                                            Common Stock               Additional
                                     ----------------------------        Paid in         Retained
                                       Shares           Amount           Capital         (Deficit)
                                     -----------      -----------      -----------       -----------
BALANCE, January 31, 1997              1,950,000      $     1,950      $     8,050       $   (25,362)

Net loss for the year ended
  January 31, 1998                            --               --               --           (90,991)
                                     -----------      -----------      -----------       -----------
BALANCE, January 31, 1998              1,950,000            1,950            8,050          (116,353)

Net loss for the year ended
  January 31, 1999                            --               --               --          (286,802)
                                     -----------      -----------      -----------       -----------
BALANCE, January 31, 1999              1,950,000            1,950            8,050          (403,155)

Issued common stock  for
  cash at $.50 per share               1,300,000            1,300          648,700                --

Issued common stock for
  subsidiary                           3,850,000            3,850           (3,850)               --

Issued common stock for
  forgiveness of debt at $.50
  per share                              532,457              532          265,696                --

Net loss for the nine month
  period ended October 31, 1999               --               --               --          (770,386)
                                     -----------      -----------      -----------       -----------
BALANCE, October 31, 1999              7,632,457      $     7,632      $   918,596       $(1,173,541)
                                     -----------      -----------      -----------       -----------



The accompanying notes are an integral part of this unaudited consolidated financial statement.

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                    For the Nine Month
                                                                                       Period Ended
                                                                                       October 31,
                                                                              -----------------------------
                                                                                 1999              1998
                                                                              -----------       -----------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
     Net loss                                                                 $  (770,386)      $  (155,287)
                                                                              -----------       -----------
     Adjustments to reconcile net loss
      to net cash used by operating activities:
       Depreciation and amortization                                                2,595            16,373
       Bad debt expense                                                             4,800             3,631
       Changes in assets and liabilities:
         (Increase) in other assets                                                18,750               950
         (Increase) decrease in accounts receivable                                (4,800)           18,039
         (Increase) in inventory                                                 (131,342)          (21,363)
         Increase (decrease) in accounts payable                                   85,190           (17,800)
         Increase in accrued expenses                                               5,577             6,930
         (Increase) in bank overdraft                                              (1,957)            8,399
         Increase (decrease) in taxes payable                                        (800)              800
                                                                              -----------       -----------
              Total Adjustments                                                   (21,987)             (839)
                                                                              -----------       -----------
              Net Cash (Used) by Operating Activities                            (792,373)         (136,328)
                                                                              -----------       -----------
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
     Purchase of equipment                                                        (14,196)           (1,251)
     Increase in shareholder advance                                              (42,500)           (5,000)
                                                                              -----------       -----------
              Net Cash (Used) by Investing Activities                             (56,696)           (6,251)
                                                                              -----------       -----------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
     Proceeds from common stock issuance                                          650,000                --
     Proceeds from notes payable - related party                                  708,500           125,000
     Payments on notes payable - related party                                   (123,660)          (29,421)
     Payments on capital lease obligations                                         (2,142)               --
     Proceeds  from short-term borrowings                                              --            50,000
                                                                              -----------       -----------
              Net Cash Provided by Financing Activities                         1,232,698           145,579
                                                                              -----------       -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                          $   383,631       $        --

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                       --                --
                                                                              -----------       -----------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                    $   383,631       $        --
                                                                              -----------       -----------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for:
       Interest                                                               $        --       $        --
       Income taxes                                                           $        --       $        --
SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
     For the period ended October 31, 1999:
         The Company issued 3,850,000 shares of stock in a non-cash acquisition account for as a reorganization of the Company.

     For the period ended October 31, 1998:
         The Company entered into a capital lease for equipment valued at $9,917.

The accompanying notes are an integral part of these unaudited financial statements.

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS AND BASIS OF PRESENTATION - Ultimate Sports Entertainment, Inc. [Parent] and AllStar Entertainment [Subsidiary] (the Company) was originally incorporated under the laws of the State of Utah on August 24, 1981, under the name "Edge Investment Company." On October 13, 1983, the Company changed its name to "American Surgical Laser, Inc." The Company changed its domicile to Delaware by merging into a Delaware corporation formed for this purpose. The merger was effective on April 12, 1985. The Delaware corporation was incorporated on January 21, 1985, under the name "American Surgical Laser-Del, Inc." The Company changed its name to "Eclipse Imports, Inc." on June 10, 1997. On March 12, 1999, the Company changed its name to "Neurochemical Research International, Corp." The effective date of the name change to "Ultimate Sports Entertainment, Inc." was April 7, 1999.

     The Company initially formed for the purpose of investing in and managing real property and in late 1983 entered the laser medical research and development field. The development activity continued until 1986 when the project was discontinued because of lack of funds and a conflict in management. The Company is currently engaged in the manufacturing and marketing of comic books. The Company's principal markets are geographically disbursed throughout the United States.

     INVENTORIES - Inventories are stated at the lower of cost or market value using the first-in, first-out method [SEE NOTE 4].

     INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes [SEE NOTE 9].

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in operations.

     DEPRECIATION - Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lease period or the estimated useful life of the improvements, whichever is less.

     LOSS PER SHARE - Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," requires the Company to present basic loss per share and dilutive earnings (loss) per share when the effect is dilutive. The computation of loss per share is based on the weighted average number of shares outstanding during the period presented. [SEE NOTE 8].

     CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     REVENUE RECOGNITION - Revenue is recognized when the product is shipped.

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     RECENTLY ENACTED ACCOUNTING STANDARDS - Statement of Financial Accounting Standards (SFAS) No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", SFAS No. 134, "Accounting for Mortgage-Backed Securities..." and SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections" were recently issued. SFAS No. 132, 133, 134 and 135 have no current applicability to the Company or their effect on the financial statements would not have been significant.

     ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

NOTE 2 - RECAPITALIZATION

     On April 6, 1999 the Parent acquired all of the outstanding stock of the Subsidiary by issuing 3,850,000 post-split shares of common stock for all of the outstanding shares of AllStar Arena Entertainment which made it a wholly owned Subsidiary. The Company also issued 1,300,000 post split shares of common stock at $.50 per share in a limited offering preceding the closing of the agreement pursuant to Rule 504 of Regulation D. The proceeds of the offering were transferred to AllStar at the closing. The acquisition was accounted for as a recapitalization of the Subsidiary as the shareholders of the Subsidiary controlled the combined Company after the acquisition. There was no adjustment to the carrying values of the assets or liabilities of the Parent or the Subsidiary as a result of the recapitalization. The consolidated financial statements include the accounts of the Parent and the Subsidiary. All significant intercompany transactions between Parent and Subsidiary have been eliminated in consolidation.

NOTE 3 - PROPERTY AND EQUIPMENT

     The following is a summary of property and equipment - at cost, less accumulated depreciation and amortization as of October 31, 1999:

                                                                1999
                                                             -----------
         Office equipment                                    $    24,113
                                                             -----------
                                                                  24,113
              Less:  accumulated depreciation                     (2,779)
                                                             -----------
                                                                  21,334
                                                             -----------

Depreciation expense for the period ended October 31,1999 amounted to $2,595.

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - INVENTORIES

     Inventories consist of the following at October 31, 1999:

           Finished goods                                    $    35,916
           Work-in-progress                                      146,585
                                                             -----------
                  Total Inventory                            $   182,501
                                                             -----------

NOTE 5 - ACCRUED LIABILITIES

     The following is a summary of accrued liabilities as of October 31, 1999:

                                                                1999
                                                             -----------
           Payroll costs                                     $     7,623
           Accrued interest                                       23,945
           Royalties payable                                       2,337
                                                             -----------
                                                             $    33,905
                                                             -----------

NOTE 6 - NOTES PAYABLE - RELATED PARTY

     The following is a summary of notes payable to related parties, as of October 31, 1999:

                                                                 1999
                                                             ------------
           12% unsecured note payable
             to a shareholder due February 13
             2000 with interest                                   100,000

           10% unsecured note payable
             to a shareholder due February 20,
             2000, with interest                                  600,000

           Unsecured advance from a
             shareholder                                            8,500
                                                             ------------
                                                             $    708,500
           Less:  current portion                                (708,500)
                                                             ------------
                                                             $         --
                                                             ------------

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED CONDSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - LEASE OBLIGATIONS

     CAPITAL LEASE - During the year ended January 31, 1999, the Company entered into a capital lease of computer equipment which expires in December 2001. The asset and liability under the capital lease was recorded at $9,917. Depreciation expense for the period ended October 31, 1999 amounted to $2,480.

     Total future minimum lease payments, executory costs and current portion of capital lease obligations are as follows:

     Future minimum lease payments for the period ended October 31:

                        Period ending October 31,                 Lease Payments
                        -------------------------                 --------------
                                  2000                               $  4,042
                                  2001                                  4,042
                                  2002                                    673
                                  2003                                      -
                                                                      --------
         Total future minimum lease payments                         $  8,757
         Less:  amounts representing interest and executory costs      (1,206)
                                                                      --------
         Present value of the future minimum lease payments             7,551
         Less:  current portion                                        (2,928)

                                                                      --------
         Capital lease obligations - long-term                       $  4,623
                                                                      --------

     OPERATING LEASE - The Company has entered into a building lease for its office and production facility. The lease on the facility expires in May, 2002, and may be extended by mutual agreement on a year-to-year basis. The lease can be canceled if either side provides written notice one year in advance. Lease expense for the period ended October 31, 1999 amounted to $24,701. Following is a schedule of minimum annual rental payments for the next five years.

                     Period Ending                        Minimum Annual
                      October 31,                         Rental Payments
                      -----------                         ---------------
                         1999                             $  27,084
                         2000                                27,084
                         2001                                 6,771
                         2002                                    --
                         2003                                    --
                                                           --------
                                                          $  60,939
                                                           --------

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - LOSS PER SHARE

     The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of potential dilutive common stock for the period ended October 31, 1999:

                                                            For the Period Ended
                                                                 October 31,
                                                        -----------------------------
                                                            1999             1998
                                                        -----------       -----------
      Loss from continuing operations available
        to common stockholders                          $  (770,386)      $  (155,287)

      Weighted average number of common
        shares outstanding used in basic earnings
        per share                                         4,791,000         1,950,000
                                                        -----------       -----------
      Weighted number of common shares and
        potential dilutive common shares
        outstanding used in dilutive earnings per
        share                                               N/A               N/A
                                                        -----------       -----------

     Dilutive loss per share was not presented, as its effect is anti-dilutive.

NOTE 9 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards.

     The Company has available at October 31,1999, unused operating loss carryforwards of approximately $1,173,541 which may be applied against future taxable income and which expire in various years from 2010 through 2018. The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the amount of the loss carryforwards, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax asset is approximately $399,000 as of October 31,1999, respectively, with an offsetting valuation allowance at each year end of the same amount resulting in a change in the valuation allowance of approximately $ 261,800 during the nine month period ended October 31, 1999.

               ULTIMATE SPORTS ENTERTAINMENT, INC. AND SUBSIDIARY

                NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

NOTE 10 - CAPITAL STOCK

     COMMON STOCK - During June 1996, the Company issued 1,950,000 shares of its previously authorized, but unissued common stock for cash. Total proceeds from the sale of stock amounted to $10,000 (or $0.01 per share).

     During April 1999, the Company completed a 504(D) limited offering. The Company issued 1,300,000 shares of its previously authorized, but unissued common stock for cash. Total proceeds from the sale of stock amounted to $650,000 (or $.50 per share).

NOTE 11 - RELATED PARTY TRANSACTIONS

     NOTES PAYABLE TO STOCKHOLDERS - From June 1996 through January 1999, shareholders of the Company loaned the Company $462,275 at various interest rates between 9% and 15% compounding yearly. At October 31, 1999, accrued interest amounted to $32,007.

     RECEIVABLE FROM SHAREHOLDER - During the period ended October 31, 1999, the Company advanced a shareholder $42,500.

NOTE 12 - GOING CONCERN

     The Company has incurred significant losses during 1999 and 1998, has current liabilities in excess of current assets at October 31, 1999, and has a stockholders' deficit. These items raise substantial doubt about the ability of the Company to continue as a going concern.

     Management's plans in regards to these matters are as follows:

         Management is proposing to raise necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. Management believes that it can improve operations, refinance debt, convert debt to equity, and reduce expenses. Management believes that a combination of these efforts will be necessary to continue operations.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to obtain additional financing, establish profitable operations or realize its plans.

NOTE 13 - SUBSEQUENT EVENTS

     PROPOSED PUBLIC OFFERING OF COMMON STOCK - The Company is proposing to make a public offering of 3,500,000 shares of common stock at a price of $1.00 per share. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $1.00 per unit has arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The units will be offered and sold by the directors and officers of the Company, who will receive no reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. An undetermined number of shares may be sold through broker/dealer who are members of the National Association of Securities Dealer, Inc. and who will be paid a 10% commission on any sale they make. The Company estimates it will incur stock offering costs of approximately $65,000, but any such costs will be deferred and netted against the proceeds of the proposed public stock offering.

                                 [LETTERHEAD]


                          INDEPENDENT AUDITOR'S REPORT

Board of Directors
ALLSTAR ARENA ENTERTAINMENT
(formerly Lobito Publishing Group, Inc.)
Santa Monica, California

We have audited the accompanying balance sheet of AllStar Arena Entertainment (formerly Lobito Publishing Group, Inc.) as of January 31, 1999, and the related statements of operations, stockholders' (deficit) and cash flows for the years ended January 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AllStar Arena Entertainment (formerly Lobito Publishing Group, Inc.) as of January 31, 1999 and the results of their operations and their cash flows for the years ended January 31, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has current liabilities in excess of current assets and has a stockholders' (deficit), raising substantial doubt about its ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ Pritchett, Siler & Hardy, P.C.
PRITCHETT, SILER & HARDY, P.C.

August 18, 1999
Salt Lake City, Utah

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                                  BALANCE SHEET

                                     ASSETS

                                                                      January 31,
                                                                        1999
                                                                      ---------
CURRENT ASSETS:
     Cash and cash equivalents                                        $      --
     Inventory                                                           51,159
                                                                      ---------
                  Total Current Assets                                   51,159

PROPERTY AND EQUIPMENT, net                                               9,733

OTHER ASSETS                                                             69,800
                                                                      ---------
                                                                      $ 130,692
                                                                      ---------
                     LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES:
     Bank overdraft                                                   $   1,957
     Accounts payable                                                    93,182
     Accrued expenses                                                    51,803
     Taxes payable                                                          800
     Notes payable - related party                                      366,412
     Current portion of capital lease obligation                          2,904
                                                                      ---------
                  Total Current Liabilities                             517,058

LONG-TERM OBLIGATIONS:
     Capital lease obligation, less current portion                       6,789
                                                                      ---------
                  Total Long-Term Obligations                             6,789
                                                                      ---------
                  Total Liabilities                                     523,847
                                                                      ---------
STOCKHOLDERS' (DEFICIT):
     Common stock, $.01 par value, 1,000,000
       shares authorized, 1,000,000 shares
       issued and outstanding                                            10,000
     Additional paid in capital                                              --
     Retained (deficit)                                                (403,155)
                                                                      ---------
                  Total Stockholders' (Deficit)                        (393,155)
                                                                      ---------
                                                                      $ 130,692
                                                                      ---------


     The accompanying notes are an integral part of this financial statement.

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                            STATEMENTS OF OPERATIONS

                                                        For the Years Ended
                                                            January 31,
                                                    ---------------------------
                                                      1999              1998
                                                    ---------         ---------
SALES, net of returns and discounts                 $  15,871         $  34,021

COST OF GOODS SOLD                                     46,543            35,634
                                                    ---------         ---------
GROSS PROFIT (LOSS)                                   (30,672)           (1,613)
                                                    ---------         ---------
OPERATING EXPENSES:
      General and administrative                      178,668            61,944
      Selling expenses                                 53,217            15,933
                                                    ---------         ---------
           Total Operating Expenses                   231,855            77,877
                                                    ---------         ---------
LOSS FROM OPERATIONS                                 (262,557)          (79,490)
                                                    ---------         ---------
OTHER INCOME (EXPENSE):
      Interest expense                                (22,433)           (9,253)
      Loss on disposal of assets                       (1,812)           (2,248)
                                                    ---------         ---------
           Total Other (Expense)                      (24,245)          (11,501)
                                                    ---------         ---------
LOSS FROM CONTINUING OPERATIONS
  BEFORE INCOME TAXES                                (286,802)          (90,991)

CURRENT TAX EXPENSE                                        --                --

DEFERRED TAX EXPENSE                                       --                --
                                                    ---------         ---------
NET LOSS                                            $(286,802)        $ (90,991)
                                                    ---------         ---------
LOSS PER COMMOM SHARE                               $    (.29)        $    (.09)
                                                    ---------         ---------


     The accompanying notes are an integral part of these financial statements.

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                      STATEMENT OF STOCKHOLDERS' (DEFICIT)

                 FOR THE YEARS ENDED JANUARY 31, 1999, AND 1998

                                       Common Stock             Additional
                                 ------------------------         Paid in         Retained
                                  Shares         Amount           Capital         (Deficit)
                                 ---------      ---------      -------------      ---------
BALANCE, January 31, 1997        1,000,000      $  10,000      $          --      $ (25,362)

Net loss for the year ended
  January 31, 1998                      --             --                 --        (90,991)
                                 ---------      ---------      -------------      ---------
BALANCE, January 31, 1998        1,000,000         10,000                 --       (116,353)

Net loss for the year ended
  January 31, 1999                      --             --                 --       (286,802)
                                 ---------      ---------      -------------      ---------
BALANCE, January 31, 1999        1,000,000      $  10,000      $          --      $(403,155)
                                 ---------      ---------      -------------      ---------



     The accompanying notes are an integral part of this financial statement.

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                         For the Years Ended
                                                                                             January 31,
                                                                                      -------------------------
                                                                                       1999              1998
                                                                                      ---------       ---------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
     Net loss                                                                         $(286,802)      $ (90,991)
                                                                                      ---------       ---------
     Adjustments to reconcile net loss
      to net cash used by operating activities:
       Non-cash expense                                                                      --          14,267
       Depreciation and amortization                                                        381             670
       Loss on disposal of equipment                                                      1,812           2,248
       Changes in assets and liabilities:
         (Increase) in other assets                                                     (50,417)        (19,383)
         (Increase) Decrease in accounts receivable                                      18,039         (18,039)
         (Increase) in inventory                                                        (41,309)         (9,850)
         Increase in accounts payable                                                    72,320          20,862
         Increase in accrued expenses                                                    42,117           9,686
         Increase in bank overdraft                                                       1,755             202
         Increase in taxes payable                                                          800              --
                                                                                      ---------       ---------
              Total Adjustments                                                          45,498            (663)
                                                                                      ---------       ---------
              Net Cash (Used) by Operating Activities                                  (241,304)        (90,328)
                                                                                      ---------       ---------
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES:
         Purchase of equipment                                                           (2,009)         (2,918)
                                                                                      ---------       ---------
              Net Cash (Used) by Investing Activities                                    (2,009)         (2,918)
                                                                                      ---------       ---------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES:
     Proceeds from notes payable - related party                                        339,400          85,938
     Payments on notes payable - related party                                          (95,863)         (4,000)
     Payments on capital lease obligations                                                 (224)             --
                                                                                      ---------       ---------
              Net Cash Provided by Financing Activities                                 243,313          81,938
                                                                                      ---------       ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                  $      --       $ (11,308)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                             --          11,308
                                                                                      ---------       ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                                            $      --       $      --
                                                                                      ---------       ---------


                                   [CONTINUED]

                           ALLSTAR ARENA ENTERTAINMENT

                    (formerly Lobito Publishing Group, Inc.)

                            STATEMENTS OF CASH FLOWS

                INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                         For the Years Ended
                                                                                             January 31,
                                                                                      -------------------------
                                                                                       1999              1998
                                                                                      ---------       ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
     Cash paid during the period for:

       Interest                                                                       $      --       $      --
       Income taxes                                                                   $      --       $      --

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
     For the year ended January 31, 1999:

         The Company entered into a capital lease for equipment valued at $9,917.

     For the year ended January 31, 1998:
         None

     The accompanying notes are an integral part of these financial statements.

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BUSINESS AND BASIS OF PRESENTATION - AllStar Arena Entertainment [the Company] (a California corporation incorporated June 26, 1996, formerly Lobito Publishing Group, Inc.), is engaged in the manufacturing and marketing of Comic Books. The Company's principal markets are geographically disbursed throughout the United States.

     INVENTORIES - Inventories at January 31, 1999 and 1998, consist of comic books. Inventories are stated at the lower of cost or market value using the first-in, first-out method [SEE NOTE 5].

     INCOME TAXES - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." This statement requires an asset and liability approach for accounting for income taxes [SEE NOTE 10].

     PROPERTY AND EQUIPMENT - Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to operating expense as incurred. Expenditures for additions and betterments that extend the useful lives of property and equipment are capitalized, upon being placed in service. When assets are sold or otherwise disposed of, the cost and related accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is included in operations.

     DEPRECIATION - Depreciation of equipment is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the lease period or the estimated useful life of the improvements, whichever is less.

     LOSS PER SHARE - Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share," requires the Company to present basic earnings (loss) per share and dilutive earnings per share when the effect is dilutive. The computation of loss per share is based on the weighted average number of shares outstanding during the period presented. [See Note 9]

     CASH AND CASH EQUIVALENTS - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     REVENUE RECOGNITION - Revenue is recognized when the product is shipped.

     RECENTLY ENACTED ACCOUNTING STANDARDS - Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities..." were recently issued. These accounting standards have no current applicability to the Company or their effect on the financial statements would not have been significant.

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES [CONTINUED]

     ACCOUNTING ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

NOTE 2 - GOING CONCERN

     The Company has incurred significant losses during 1999 and 1998, has current liabilities in excess of current assets of $465,899 at January 31, 1999, and has a stockholders' (deficit) of $393,155. These items raise substantial doubt about the ability of the Company to continue as a going concern.

     Management's plans in regards to these matters are as follows:

         Management is proposing to raise necessary additional funds not provided by operations through loans and/or through additional sales of its common stock. Management believes that it can improve operations, refinance debt, convert debt to equity, and reduce expenses. Management believes that a combination of these efforts will be necessary to continue operations.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to obtain additional financing, establish profitable operations or realize its plans.

NOTE 3 - OTHER ASSETS

     Other assets consist of a one year License Agreement with Major League Baseball for the use of its name and likeness in the comic books produced by the Company in the amount of $68,750. The License Agreement at January 31, 1999 has a cost basis of $75,000 and are being amortized over the term of the license which expires December 31, 1999 and a security deposit on the leased office space in the amount of $1,050.

NOTE 4 - PROPERTY AND EQUIPMENT

     The following is a summary of property and equipment under a capital lease [SEE NOTE 8] - at cost, less accumulated depreciation and amortization as of January 31, 1999:

                                                            1999
                                                            -----
         Office equipment                                $  9,917

         Less:  accumulated depreciation                     (184)
                                                            -----
                                                            9,733
                                                            -----

     Depreciation expense for the year ended January 31, 1999, amounted to $184.

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 5 - INVENTORIES

     Inventories consist of the following at January 31, 1999:

                                                               1999
                                                              ------
           Finished goods                                   $ 34,036
           Work-in-progress                                   17,123
                                                              ------
                                                            $ 51,159
                                                              ------

NOTE 6 - ACCRUED LIABILITIES

     The following is a summary of accrued liabilities as of January 31, 1999:

                                                               1999
                                                              ------
           Accrued payroll                                  $ 15,329
           Accrued interest - related party                   32,007
           Royalties payable                                   4,467
                                                              ------
                                                            $ 51,803
                                                              ------

     ROYALTIES PAYABLE - The Company has entered into two Royalty Agreements with Famous Sports Athletes. The agreements call for a 10% percent Royalty of total sales in the comic books in which they are featured.

NOTE 7 - NOTES PAYABLE - RELATED PARTY

     The following is a summary of notes payable to related parties, as of January 31, 1999:

                                                                       1999
                                                                     --------
           9% unsecured note payable to a related party,
             due on demand [SEE NOTE 11]                           $  100,000

           9% unsecured note payable to a shareholder,
             due on demand                                             42,655

           12% unsecured demand note payable to a
             shareholder                                               49,757

           15% unsecured demand note payable to a
             shareholder                                               60,000

           12% unsecured demand note payable to a
             shareholder                                              114,000
                                                                     --------
                                                                   $  366,412
           Less:  current portion                                    (366,412)
                                                                     --------
                                                                   $       --
                                                                     --------

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - NOTES PAYABLE - RELATED PARTY [CONTINUED]

     Future maturities of notes payable - related party are summarized as follows:

                         Year
                      ----------
                         2000                           $  366,412
                         2001                                   --
                         2002                                   --
                         2003                                   --
                      Thereafter                                --
                                                         ---------
                                                        $  366,412
                                                         ---------

NOTE 8 - LEASE OBLIGATIONS

     CAPITAL LEASE - During the year ended January 31, 1999, the Company entered into a capital lease of computer equipment which expires in December 2001. The asset and liability under the capital lease was recorded at $9,917. Depreciation expense for the year ended January 31, 1999 amounted to $184.

     Total future minimum lease payments, executory costs and current portion of capital lease obligations are as follows:

     Future minimum lease payments for the years ended January 31,

                         Year ending January 31,                    Lease Payments
                          ---------------------                     --------------
                                  2000                                  $  4,042
                                  2001                                     4,042
                                  2002                                     3,705
                                  2003                                         -
                                                                          -------
         Total future minimum lease payments                            $ 11,789
         Less:  amounts representing interest and executory costs         (2,096)
                                                                          -------
         Present value of the future minimum lease payments                9,693
         Less:  current portion                                           (2,904)
                                                                          -------
         Capital lease obligations - long-term                          $  6,789
                                                                          -------

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 - LEASE OBLIGATIONS [CONTINUED]

     OPERATING LEASE - The Company has entered into a building lease for its office and production facility. The lease on the facility expires on April 30, 1999, and may be extended by mutual agreement on a year-to-year basis. The lease can be canceled if either side provides written notice one year in advance. Lease expense for the years ended January 31, 1999 amounted to $12,600. Following is a schedule of minimum annual rental payments for the next five years.

                      Year Ending                            Minimum Annual
                     December 31,                            Rental Payments
                     ------------                            ---------------
                         1999                                   $ 3,150
                         2000                                        --
                         2001                                        --
                         2002                                        --
                         2003                                        --
                                                                 ------
                                                                $ 3,150
                                                                 ------

     Subsequent to January 31, 1999 the Company cancelled the lease and entered into a new lease [SEE NOTE 11]

NOTE 9 - LOSS PER SHARE

     The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares of potential dilutive common stock for the years ended January 31, 1999:

                                                             For the Years Ended
                                                                 January 31,
                                                        -----------------------------
                                                           1999              1998
                                                        -----------       -----------
       Loss from continuing operations available
         to common stockholders (Numerator)             $  (286,802)      $   (90,991)

       Weighted average number of common
         shares outstanding used in basic earnings
         per share (Denominator)                          1,000,000         1,000,000
                                                        -----------       -----------
       Weighted number of common shares and
         potential dilutive common shares
         outstanding used in dilutive earnings per
         share                                              N/A               N/A
                                                        -----------       -----------

     Dilutive loss per share was not presented, as its effect is anti-dilutive.

                           ALLSTAR ARENA ENTERTAINMENT
                    (formerly Lobito Publishing Group, Inc.)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 10 - INCOME TAXES

     The components of the provision for income taxes are summarized as follows:

           Currently payable
                Federal                                      $    --
                State                                             --
                                                              ------
           Provision for income taxes                        $    --
                                                              ------

     As of January 31, 1999, the Company had a net operating loss carryforwards for federal purposes of approximately $403,155 that may be offset against future taxable income. The carryforwards expires between 2012 and 2019. As of January 1, 1999, the net deferred income tax assets have been offset by a valuation allowance, which has increased by $97,513 for the period

     As of January 1, 1999, deferred income taxes related to the net operating loss carryforwards and temporary differences are summarized as follows:

           Net operating loss carryforwards                  $  403,155
           Valuation allowance                                 (403,155)
                                                              ---------
           Deferred income tax asset                         $       --
                                                              ---------

NOTE 11 - SUBSEQUENT EVENTS

     REORGANIZATION - On April 6, 1999, the Company became a wholly owned subsidiary of Ultimate Sports Entertainment, Inc. (a Delaware corporation). The shareholders of the Company exchanged all of the outstanding shares of the Company for shares of Ultimate Sports Entertainment, Inc.

     REORGANIZATION - During April 1999, the Company reorganized its management by replacing its president and chief financial officer.

     OFFICE LEASE - During May 1999, the Company cancelled an operating lease and entered into a new three year office lease. The monthly amount of $2,257 includes utilities.

     DEBT CONVERSION - Subsequent to January 31, the Company entered into additional debt of $550,000. This debt of $550,000 along with a note payable-related of $100,000 was subsequently converted to equity of $650,00 in connection with the merger with Ultimate Sports.

                              [OUTSIDE BACK COVER]

                                TABLE OF CONTENTS

                                                                                         Page
Prospectus Summary
Risk Factors
Forward Looking Statements
Use of Proceeds
Dilution
Management's Discussion and Analysis of Financial Condition and Results of Operation
Business
Management
Certain Transactions
Market Information
Principal Shareholders
Selling Shareholders
Description of Securities
Dividend Policy
Plan of Distribution
Shares Eligible For Future Sale
Legal Matters
Experts
Financial Statements

         Until _____, 2000, (ninety days after the date of this prospectus) all dealers that effect transactions in these securities may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 1. Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware expressly authorizes a Delaware corporation to indemnify its officers, directors, employees, and agents against claims or liabilities arising out of such persons' conduct as officers, directors, employees, or agents for the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company. Article VI of the Bylaws of the Company provides that the corporation shall indemnify its officers, directors, and agents to the fullest extent permitted under Delaware law.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 2. Other Expenses of Issuance and Distribution

         The following table sets forth the estimated expenses in connection with the offering described in the registration statement:

         Registration Fee                                       $   390
         Blue Sky Fees                                            2,000
         Accounting Fees and Expenses                            24,000
         Legal Fees and Expenses                                 30,000
         Printing and Engraving                                   5,000
         Transfer Agent Fees                                        500
         Miscellaneous                                            3,110
                                                                -------
                  Total Expenses                                $65,000

Item 3. Undertakings

(a) The Company hereby undertakes that it will:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to (i) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For the purpose of determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be the initial BONA FIDE offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The Company will:

         (1) For determining any liability under the Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of a prospectus filed by the Company under Rule 424(b) (1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective.

         (2) For any liability under the 1933 Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

(e) The Company will use a sticker amendment if between 5% and 10% of the shares subject to the lock-up agreement attached as an exhibit to this registration statement are released from this agreement. If greater than 10% of such shares are released, the Company will file a post-effective amendment to this registration statement.

Item 4. Unregistered Securities Issued or Sold Within Three Years

         In February 1997 the Company issued 6,000 shares each (adjusted for subsequent stock splits) of the Common Stock of the Company to two of its directors, Layne Meriwether and Darryl Meiwether. These shares were subsequently canceled for failure of consideration. It also issued 6,000 shares to Mark Meriwether. Such shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. Each of the stock certificates received by the named parties contained restrictive legends pursuant to Rule 144. No underwriting discounts or commissions were paid in connection with such issuance.

         In March 1997 the Company issued 13,333 shares each (adjusted for subsequent stock splits) of the Common Stock of the Company to two of its directors, Layne Meriwether and Darryl Meiwether. These shares were subsequently canceled for failure of consideration. It also issued 13,333 shares to Mark Meriwether. Such shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. Each of the stock certificates received by the named parties contained restrictive legends pursuant to Rule 144. No underwriting discounts or commissions were paid in connection with such issuance.

         In June 1997 the Company issued 800,000 shares (adjusted for subsequent stock splits) of Common Stock of the Company to the two shareholders of Eclipse Imports, Inc., in a stock for stock exchange. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. Each of the shareholders of Eclipse delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance.

         In November 1997 the Company issued 1,099,684 shares (adjusted for subsequent stock splits) of Common Stock of the Company to various persons without registration in a limited public offering pursuant to Rule 504 promulgated by the Securities and Exchange Commission under the Securities Act of 1933 and Section 3(b) thereunder. Aggregate proceeds were $10,997. No underwriting discounts or commissions were paid in connection with such issuances.

         In July 1998 the Company issued 38,666 shares (adjusted for subsequent stock splits) of Common Stock of the Company to Betty L. Meriwether. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. The stock certificate received by the named party contained a restrictive legend pursuant to Rule 144. No underwriting discounts or commissions were paid in connection with such issuance.

         In September 1998 the Company issued 800,000 shares (adjusted for subsequent stock splits) of Common Stock of the Company to Mark L. Meriwether, the president of the Company. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. The stock certificate received by the named party contained a restrictive legend pursuant to Rule 144. No underwriting discounts or commissions were paid in connection with such issuance.

         In October 1998 the Company issued 2,000,000 shares each (adjusted for subsequent stock splits) of Common Stock of the Company to Trinamix, Inc. and Joe Cowan for $10,000. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. The stock certificates received by the named parties contained restrictive legends pursuant to Rule 144. No underwriting discounts or commissions were paid in connection with such issuance.

         In April 1999 the Company issued 3,850,000 shares of Common Stock of the Company to the shareholders of AllStar Arena Entertainment. The shares were issued in a reverse acquisition transaction between the Company and AllStar, in which such shareholders exchanged all of their shares for the shares of the Company. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. Each of the shareholders of AllStar delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance. The Company determined that each shareholder was a sophisticated investor, or that the shareholder's representative was sophisticated.

         Also in April 1999 the Company issued 1,300,000 shares of Common Stock of the Company for an aggregate of $650,000 to various persons without registration in a limited public offering pursuant to Rule 504 promulgated by the Securities and Exchange Commission under the Securities Act of 1933 and
Section 3(b) thereunder. No underwriting discounts or commissions were paid in connection with such issuances.

         In November 1999 the Company issued a loan document and 250,000 shares of Common Stock of the Company to The Orbiter Fund Ltd. The securities were issued in connection with a loan of $600,000 to the Company by such fund. Such securities were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof, as transactions by an issuer not involving any public offering. The Orbiter Fund delivered appropriate investment representations to the Company with respect to such transaction and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance. Management believes that the representative of the fund is a sophisticated investor.

         Also in November 1999 the Company issued 20,000 shares to Ronald N. Vance, P.C. in connection with legal services provided by him. Such shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. Mr. Vance delivered appropriate investment representations to the Company with respect to such issuance and consented to the imposition of a restrictive legend upon the certificate evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance. Mr. Vance is a sophisticated investor.

         Also in November 1999 the Company sold 250,000 warrants to Deborah Fensterheim. Such warrants were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. Mrs. Fensterheim delivered appropriate investment representations to the Company with respect to such issuance and consented to the imposition of a restrictive legend upon the certificate evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance. The purchaser representative for Mrs Fensterheim is sophisticated.

         In August 1999 the Company issued promissory notes to Roger Tichenor and James Skalko for $50,000 each. In January 2000 the Company issued 100,000 shares of Common Stock in connection with the conversion of such loans. Such notes and shares were issued without registration under the Act by reason of the exemption from registration afforded by the provisions of Section 4(2) thereof as transactions by an issuer not involving any public offering. Each party delivered appropriate investment representations to the Company with respect to such issuances and consented to the imposition of restrictive legends upon the certificates evidencing such securities. No underwriting discounts or commissions were paid in connection with such issuance. Management believes that these individuals are sophisticated investors.

         In January 1999 the Company granted 342,500 options to various employees and consultants. Such options were granted without registration under the Act by reason of the exemption from registration afforded by Rule 701 promulgated by the Securities and Exchange Commission. No underwriting discounts or commissions were paid in connection with such issuance. Each of these persons was either an employee of the Company or a business consultant who provided bona fide services which were not in connection with the offer or sale of securities in a capital raising transaction and not directly or indirectly to promote or maintain a market for the Company's securities.

Item 5. Exhibits

         The exhibits set forth in the following index of exhibits are filed as a part of this registration statement.

         Exhibit No.       Description of Exhibit                                                          Location
         1.1               Funds Escrow Agreement (to be filed by amendment)
         2.1               Reorganization Agreement with AllStar Arena, as amended
         3.1               Articles of Incorporation, as amended
         3.2               By-Laws of the Company currently in effect
         4.1               Form of certificate evidencing shares of Common Stock
         5.1               Opinion re Legality
         10.1              Lock-up Agreement
         10.2              Webber License Agreement (Confidential treatment has been requested for a portion of this exhibit)
         10.3              Malone License Agreement (Confidential treatment has been requested for a portion of this exhibit)
         10.4              MLB Properties License Agreement (Confidential treatment has been requested for a portion of this exhibit)
         10.5              MLB Players Association License Agreement
                           (Confidential treatment has been requested for a
                           portion of this exhibit)
         10.6              Form of MLB Players Alumni Association License
                           (Confidential treatment has been requested for a
                           portion of this exhibit)
         10.7              Form of NFL Properties License (Confidential treatment has been requested for a portion of this exhibit)
         10.8              Form of NFL Quarterback Club License (Confidential
                           treatment has been requested for a portion of this
                           exhibit)
         10.9              NHL Players' Association License Agreement
                           (Confidential treatment has been requested for a
                           portion of this exhibit)
         10.10             Diamond Comic Distribution Agreement
         10.11             MJ Sports Agreement
         10.12             Comic Cavalcade Agreement
         10.13             Office Lease
         10.14             Madison Leasing Agreement
         10.15             Noble House of Boston, Inc. Advertising and Promotional
                                    Services Agreement
         10.16             The Orbiter Fund Ltd. Loan Agreement
         10.17             Stock Option Plan
         10.18             Stock Option Grant Form with Schedule of Option Holders
         10.19             Warrant Certificate for Deborah Fensterheim
         10.20             Tichenor Promissory Note
         10.21             Skalko Promissory Note
         21.1              List of Subsidiaries
         23.1              Consent of Pritchett, Siler & Hardy, P.C.
         23.2              Consent of Ronald N. Vance (contained in
                           Exhibit 5.1 above)                                                             --



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Page 45 of 45

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the city of Los Angeles, State of California, on the 15th day of February 2000.

                               ULTIMATE SPORTS ENTERTAINMENT, INC.

                               By: /s/ Frederick R. Licht, President and Chief Executive Officer

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: February 15, 2000        /s/ Frederick R. Licht, Director, Chief Financial
                               Officer, and Principal Accounting Officer